Exhibit 10.9

EXECUTION VERSION

SENIOR FACILITY AGREEMENT

USD400,000,000

SENIOR FORWARD START TERM LOAN FACILITY

Dated 15 March 2019

for

WANDA SPORTS GROUP COMPANY LIMITED

萬達體育集團有限公司

as Borrower

arranged by

MORGAN STANLEY ASIA LIMITED

as Arranger

with

CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED

中國建設銀行(亞洲)股份有限公司

acting as Facility Agent

and

CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED

中國建設銀行(亞洲)股份有限公司

acting as Calculation Agent

Schedule

1.	The Original Lenders		100
2.	Conditions Precedent		101
3.	Utilisation Request		103
4.	Form of Transfer Certificate		104
5.	Form of Assignment Agreement		106
6.	Form of Compliance Certificate		109
7.	Form of Increase Confirmation		110
	Part 1	Form of Notice of Notifiable Debt Purchase Transaction	112
	Part 2	Form of Notice of Termination of Notifiable Debt Purchase Transaction	113
8.	Timetables		114
9.	Approved Lenders		115
	Part 1	Approved Lenders — Banks	115
	Part 2	Approved Lenders — Funds	117
10.	Form of Effective Date Notice		119

Signatories			120

THIS AGREEMENT is dated 15 March 2019 and made

BETWEEN:

(1)                                 WANDA SPORTS GROUP COMPANY LIMITED萬達體育集團有限公司, a limited liability company incorporated in Hong Kong with company number 2771009 its registered office at Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (the Borrower);

(2)                                 MORGAN STANLEY ASIA LIMITED as mandated lead arranger and bookrunner (the Arranger);

(3)                                 THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the Original Lenders); and

(4)                                 CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED 中國建設銀行(亞洲)股份有限公司 as facility agent (in this capacity, the Facility Agent); and

(5)                                 CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED 中國建設銀行(亞洲)股份有限公司 as calculation agent (in this capacity, the Calculation Agent).

IT IS AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

Account Bank means China Construction Bank (Asia) Corporation Limited 中國建設銀行(亞洲)股份有限公司.

Adjusted Leverage Ratio has the meaning given to that term in Clause 18.4 (Financial definitions).

Administrative Party means an Agent or the Arranger.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agent means the Facility Agent or the Calculation Agent.

Anti-Corruption Laws has the meaning given to that term in Clause 16.21 (Anti-corruption).

Anti-Money Laundering Laws has the meaning given to that term in Clause 16.20 (Anti-money laundering).

APLMA means the Asia Pacific Loan Market Association Limited.

Approved Lender List means the persons referred to in Schedule 10 (Approved Lenders).

Approved Stock Exchange means:

(a)                                 NYSE;

(b)                                 Nasdaq; or

(c)                                  any other internationally recognised major stock exchange or stock market approved by the Majority Lenders.

Assignment Agreement means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee and the Facility Agent.

Authorisation means:

(a)                                 an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)                                 in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

BOC Facility Agreement means the USD200,000,000 Facility Agreement dated 19 November 2015 between, among others, the Subordinated Creditor as borrower and Bank of China Limited, New York Branch as facility agent and security agent as amended by a supplemental letter dated 7 March 2018.

Borrowings has the meaning given to that term in Clause 18.4 (Financial definitions).

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, Beijing and (in relation to any date for payment or purchase of US dollars) New York.

Change of Control Event means:

(a)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the members of the Group taken as a whole to any person (including any “person” as that term is used in Section 13(d)(3) of the US Exchange Act); or

(b)                                 the Parent ceases to be the “beneficial owner” (as defined in Rules 13d-3 and Rule 13d-5 under the US Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Borrower, whether as a result of issuance of securities of the Borrower, any merger, consolidation, liquidation or dissolution of the Borrower, or any direct or indirect transfer of securities by the Borrower or otherwise.

CoC Lender Election Notice has the meaning given in Clause 7.2 (Change of control).

CoC Notice has the meaning given in Clause 7.2 (Change of control).

Code means the US Internal Revenue Code of 1986.

Commitment means:

(a)                                 in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                 in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

Competitor means any person or entity (other than the Parent or its Affiliate) principally engaged in the business of sports events, media and marketing, and each Affiliate of such person or entity engaged in such activities.

Compliance Certificate means a certificate delivered pursuant to Clause 17.2 (Compliance Certificate) and signed by one director of the Borrower substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

Confidential Information means all information relating to any Obligor, the Group, any Holding Company of the Borrower that is also a Subsidiary of the Parent, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)                                 any member of the Group, any Obligor, any Holding Company of the Borrower that is also a Subsidiary of the Parent or any of their advisers; or

(b)                                 another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group, any Obligor, any Holding Company of the Borrower that is also a Subsidiary of the Parent or any of their advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)                                     is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 33 (Confidential Information);

(ii)                                  is identified in writing at the time of delivery as non-confidential by any member of the Group, any Obligor, any Holding Company of the Borrower that is also a Subsidiary of the Parent or any of their advisers; or

(iii)                               is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group, the Obligors or any Holding Company of the Borrower that is also a Subsidiary of the Parent and which, in each case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Facility Agent.

Conflicted Lender means any Lender, where such Lender or any of its Affiliates is or, in respect of the Finance Documents only, is acting on behalf of (including in its capacity as the grantor of a Participation or any other agreement pursuant to which any voting or other rights of any Lender may pass to or be controlled or exercised by or at the direction of):

(a)                                 a Competitor; or

(b)                                 an investor or equity holder that has Control over a Competitor,

in each case whether before, upon or after such person becomes a Lender and including where a Lender or its Affiliate notifies the Facility Agent that it is such (in a Transfer Certificate or otherwise) and where it has been notified as such to the Facility Agent by the Borrower (acting reasonably and in good faith), provided that a Lender or its Affiliate will not be deemed to be a Conflicted Lender solely by virtue of that Lender or its Affiliate:

(i)                                     being an Original Lender (or an assignee or transferee of an Original Lender following primary syndication), provided that it does not enter into any Participation with any person set out in paragraphs (a) or (b) above on or after the date of this Agreement;

(ii)                                  dealing in shares in or securities of a Competitor, where the relevant teams and employees of that Lender or its Affiliate engaged in such dealings operate on the public side of an information barrier;

(iii)                               becoming an investor or equity holder in a Competitor as a consequence of a debt-for-equity swap in, or enforcement of security over shares of, that Competitor;

(iv)                              being an investor or equity holder in a Competitor through a separately managed private equity investment fund owned or managed by that Lender;

(v)                                 engaging in any merger and acquisition or other advisory activity in relation to or on behalf of a Competitor; or

(vi)                              being a lender to any person referred to in paragraph (a) or (b) above,

and provided further that a Lender will not be deemed to be a Conflicted Lender if it is a financial institution subject to regulation or supervision by the Hong Kong Monetary Authority, the Monetary Authority of Singapore, the Financial Services Agency of Japan, the United Kingdom Financial Services Authority, the Bank of England, the European Central Bank, the Board of Governors of the Federal Reserve of the United States and/or any equivalent governmental authority regulating financial services in a jurisdiction or any successor or replacement governmental authority with equivalent principal functions from time to time or an Affiliate of such a financial institution.

For the purposes of this definition of “Conflicted Lender”, a person having Control over a Competitor means:

(A)                               such person holding more than 50 per cent. of the issued share capital of or equity interest in (or more than 50 per cent. of the issued voting share capital of or voting equity interest in such Competitor);

(B)                               such person having the right to determine the composition of a majority of the board of directors or equivalent body of such Competitor or having the power to manage or direct such Competitor whether through ownership of share capital or equity interest, by contract or otherwise; or

(C)                               such person being in a position where it is able to exercise decisive influence over such Competitor,

and, for the purposes of paragraph (C) above, decisive influence over a Competitor will be deemed to be established where such person possesses direct or indirect consent rights or negative veto rights over the strategic business behaviour (including decisions related to budgets, business plans, major investments or the appointment of senior management) of that Competitor, including any such rights through ownership of share capital or equity interest, by contract or otherwise, provided that the mere possession or exercise of voting rights by such person (at general meetings of such Competitor) as a holder of share capital or equity interest in such Competitor, which voting rights are proportionate to the proportion born by the voting share capital or equity interest in that Competitor held by such person to the aggregate voting share capital or equity interest in that Competitor, shall not in itself constitute “decisive influence” for such purposes unless the voting rights exercisable by or at the direction of such person (together with any person(s) acting in concert with it) (1) constitute a majority of the aggregate voting rights of holders of share capital or equity interest in such Competitor that are capable of being exercised or (2) can (without aggregation with any voting rights of any other person) directly or indirectly control or veto any decisions with respect to the strategic business behaviour (including decisions related to budgets, business plans, major investments or the appointment of senior management) of that Competitor.

Consolidated Net Income means, for any period, the aggregate net income of the Borrower and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):

(a)                                 the net income (or loss) of any person that is accounted for by the equity method of accounting except that, subject to the exclusion contained in paragraph (e) below, the Borrower’s equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to the Borrower or another member of the Group as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another member of the Group, to the limitations contained in paragraph (c) below);

(b)                                 the net income (or loss) of any person accrued prior to the date it becomes a member of the Group or is merged into or consolidated with the Borrower or any other member of the Group or all or substantially all of the property and assets of such person are acquired by the Borrower or any other member of the Group, save that any such accrued net income (or loss) arising from or in connection with the Permitted Reorganisation shall be included for the purpose of calculating Consolidated Net Income;

(c)                                  the net income (but not loss) of any member of the Group to the extent that the declaration or payment of dividends or similar distributions by such member of the Group of such net income is not at the time permitted by the operation of the terms of its charter, articles of association or other similar constitutive documents, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such member of the Group, unless such restriction with respect to the payment of Restricted Payments have been legally waived;

(d)                                 the cumulative effect of a change in accounting principles;

(e)                                  any net after-tax effect of gains or losses realised on the sale or other disposition of:

(i)                                     any property or assets of the Borrower or any member of the Group which is not sold in the ordinary course of its business; or

(ii)                                  any shares, stock or other equity interests of any person (including any gains or losses by the Borrower realised on sales of shares, stock or other equity interests of any other member of the Group);

(f)                                   any translation gains or losses due solely to fluctuations in currency values and related tax effects;

(g)                                  any net after-tax effect of extraordinary or non-recurring gains or losses;

(h)                                 any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortisation of intangibles arising pursuant to GAAP; and

(i)                                     any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of equity interests by management, other employees or business partners of the Borrower.

Dataroom means the dataroom hosted with Merrill Datasite containing information on the Facility, the Group and the Obligors.

Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)                                 purchases by way of assignment or transfer;

(b)                                 enters into any sub-participation in respect of; or

(c)                                  enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment (or any commitment represented thereby) or amount outstanding under this Agreement.

Default means an Event of Default or any event or circumstance specified in Clause 20 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

Defaulting Lender means any Lender:

(a)                                 which has failed to make its participation in the Loan available or has notified the Facility Agent that it will not make its participation in the Loan available by the Utilisation Date for the Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)                                 which has otherwise rescinded or repudiated any of its material obligations under a Finance Document; or

(c)                                  with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by administrative or technical error or a Disruption Event, and payment is made within five Business Days of its due date; or

(ii)                                  that Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

Disposal means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

Disruption Event means either or both of:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Distressed Investor means any loan-to-own fund, vulture fund, hedge fund or distressed debt fund, any other entity (including a business group within a bank or financial institution) which is established for or principally invests in distressed debt (or any similar fund or entity), or any fund or entity similar to any of the foregoing but excluding any Original Lender (in its capacity as such) provided that a bank or financial institution shall not constitute a “Distressed Investor” solely by virtue of any restructuring or workout desk within such bank or financial institution if an Event of Default has occurred and is continuing.

EDGAR means the Electronic Data Gathering Analysis and Retrieval system operated by the SEC.

Effective Date means, subject to Clause 1.6 (Conditions to Effective Date), the Maturity Date (as defined in the Senior 364-Day Term Loan Facility Agreement).

Effective Date Notice means an Effective Date Notice which is signed and delivered by the Facility Agent, and is substantially in the form set out in Schedule 11 (Form of Effective Date Notice).

Eligible Lender means each person which:

(a)                                 in relation to any Equity Upside payable in connection with the prepayment of the Loan under Clause 7.3 (IPO), either:

(i)                                     is a Lender on the day of prepayment; or

(ii)                                  was a Lender at any time during the Eligible Period and had its participation prepaid during the Eligible Period; and

(b)                                 in relation to any Equity Upside payable in connection with any other repayment of the Loan after the IPO Date, is a Lender at the time of the repayment,

but excluding any person that was a Replaceable Lender and had been replaced as a Lender in accordance with Clause 7.5 (Replaceable Lender) by the time of the repayment or prepayment.

Eligible Period means, with respect to any repayment of the whole or any part of the Loan on or after the IPO Date, the period commencing on (and including) the date falling 12 Months before the IPO Date and ending on (but excluding) the date of repayment.

Environmental Law means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

Equity Upside means, subject to Clause 7.7 (Maximum payment):

(a)                                 with respect to a repayment of the whole or any part of the Loan under Clause 7.3 (IPO), an amount calculated by the Calculation Agent as follows:

where:

AV	=	the Valuation as at the IPO Date

TV	=	the Target Valuation

L	=	the IPO Repayment Amount

RL	=	the principal amount (if any) of the Loan repaid during the Eligible Period; and

(b)                                 with respect to any other repayment of any part of the Loan after the IPO Date, an amount calculated by the Calculation Agent as follows:

where:

AV	=	the Valuation as at the date of repayment

TV	=	the Target Valuation

L	=	the principal amount of the Loan repaid on that date of repayment.

If the amount calculated is less than zero, the Equity Upside shall be deemed to equal zero.  Each amount shall be expressed in its USD equivalent.

Event of Default means any event or circumstance specified as such in Clause 20 (Events of Default).

Excluded Lease means any lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease.

Existing Infront Facility Agreement means the credit facilities agreement dated 18 May 2018 between, among others, Infront Sports & Media AG as borrower, Infront as guarantor and UBS Switzerland AG as agent and security agent (as amended by an amendment agreement dated 21 November 2018).

Existing WEH Facility Agreement means the credit agreement dated 26 June 2014 between, among others, World Triathlon Corporation as borrower, WEH as holdings and UBS AG, Stamford Branch as administrative agent (as amended by two amendment agreements dated 18 November 2015 and 5 June 2017 respectively).

Facility means the senior forward start term loan facility made available under this Agreement as described in Clause 2 (The Facility).

Facility Office means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

FATCA means:

(a)                                 sections 1471 to 1474 of the Code or any associated regulations;

(b)                                 any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                                  any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)                                 in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Letter means:

(a)                                 the agency fee letter dated on or about the date of this Agreement between the Agents and the Borrower; or

(b)                                 any agreement setting out fees payable to a Finance Party referred to in paragraph (e) of Clause 2.2 (Increase) or under any other Finance Document.

Finance Document means this Agreement, the Keepwell Deed, a Fee Letter, the Subordination Deed, any Utilisation Request or any other document designated as such by the Facility Agent and the Borrower.

Finance Lease means any lease or hire purchase contract, or a liability under which would, in accordance with the GAAP, be treated as a balance sheet liability (other than an Excluded Lease).

Finance Party means an Agent, the Arranger or a Lender.

Financial Indebtedness means any indebtedness for or in respect of:

(a)                                 moneys borrowed;

(b)                                 any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of Finance Leases;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis or, if sold or discounted on a recourse basis, to the extent of such recourse only);

(f)                                   any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing or otherwise classified as a borrowing in accordance with GAAP;

(g)                                  any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)                                 any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)                                     the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

Financial Quarter has the meaning given to that term in Clause 18.4 (Financial definitions).

Financial Year has the meaning given to that term in Clause 18.4 (Financial definitions).

First Test Date has the meaning given to that term in Clause 18.4 (Financial definitions).

GAAP means IFRS.

Governmental Agency means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

Group means the Borrower and its Subsidiaries from time to time.

Group Structure Chart means a group structure chart in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

Holding SPV Entity means any member of the Group (other than the Borrower) which is a holding company and established for the sole purpose of owning shares in, and advancing shareholder loans to, its Subsidiaries and which does not otherwise carry on any business or activity, own any assets or incur any liabilities other than which is reasonably incidental to such purpose.

Hong Kong means the Hong Kong Special Administrative Region of the PRC.

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Illegal Lender means a Lender to whom an Obligor is or becomes (or would, but for any replacement of such Lender pursuant to Clause 7.5 (Replaceable Lender), be) obliged to repay or prepay pursuant to Clause 7.1 (Illegality).

Impaired Agent means an Agent at any time when:

(a)                                 it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                 that Agent otherwise rescinds or repudiates a Finance Document;

(c)                                  (if that Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)                                 an Insolvency Event has occurred and is continuing with respect to that Agent,

unless in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by administrative or technical error or a Disruption Event, and payment is made within five Business Days of its due date;

(ii)                                  that Agent is disputing in good faith whether it is contractually obliged to make the payment in question; or

(iii)                               its failure is due to another Party failing to fund that Agent in accordance with a Finance Document.

Increase Confirmation means a confirmation substantially in the form set out in Schedule 7 (Form of Increase Confirmation).

Increase Lender has the meaning given to that term in Clause 2.2 (Increase).

Increased Costs Lender means a Lender to whom the Borrower is (or would, but for any replacement of such Lender pursuant to Clause 7.5 (Replaceable Lender), be) required to pay Increased Costs under Clause 12 (Increased Costs), to make a tax gross up payment under paragraph (a) of Clause 11.2 (Tax gross-up) or tax indemnity payment under Clause 11.3 (Tax indemnity).

Indirect Tax means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

Information Package means the investor presentation and other documents which, at the Borrower’s request and on its behalf, were made available to selected financial institutions in the Dataroom before the date of this Agreement.

Infront means Infront Holding AG.

Infront Facility Agreement means:

(a)                                 the Existing Infront Facility Agreement, without taking into account any waiver in connection with, or any amendment or supplement to any representations, warranties, undertakings, financial covenants or events of default (howsoever described) which are adverse to the interests of the Lenders; and

(b)                                 any refinancing of the Existing Infront Facility Agreement or any subsequent Infront Facility Agreement (each a Previous Infront Facility Agreement) where:

(i)                                     the proceeds of that refinancing discharge the Financial Indebtedness under the Previous Infront Facility Agreement in full;

(ii)                                  the representations, warranties, undertakings, financial covenants and events of default (howsoever described) or any other provisions associated with them with respect to that refinancing are not any more adverse  (or in the case of any refinancing of the Existing Infront Facility Agreement, materially adverse, and which have been certified by a director or chief financial officer of the Borrower as not more materially adverse) to the interests of the Lenders than under the Previous Infront Facility Agreement;

(iii)                               the Financial Indebtedness created as a result of that refinancing satisfies the condition referred to in sub-paragraph (f)(iii) of the definition of “Permitted Financial Indebtedness”); and

(iv)                              no creditor with respect to that refinancing is at any time a member of the Group or an Affiliate of the Borrower.

Infront Group means Infront and its Subsidiaries from time to time (which will include, after the completion of the Permitted Reorganisation, Wanda Sports Co., Ltd. and its Subsidiaries).

Infront Holding SPV Entity means any Holding SPV Entity that directly or indirectly owns any member of the Infront Group.

Insolvency Event in relation to a Finance Party means that such Finance Party:

(a)                                 is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                                 becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                                  makes a general assignment, arrangement or composition with, or for the benefit of, its creditors;

(d)                                 institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation by it or such regulator, supervisor or similar official;

(e)                                  has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                                     results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or

(ii)                                  is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)                                   has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)                                  seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)                                 has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)                                     causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (f) above; or

(j)                                    takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Interest Payment Date means the last day of each Interest Period.

Interest Period means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

Interest Rate means 11.5 per cent. per annum.

IPO means an initial public offering of the Shares on an Approved Stock Exchange where:

(a)                                 the Shares (or depositary receipts representing the Shares) are listed in accordance with all applicable rules of that Approved Stock Exchange; and

(b)                                 the Shares (or depositary receipts representing the Shares) can be traded on that Approved Stock Exchange.

IPO Date means the date on which the sale of Shares (or depositary receipts representing the Shares) pursuant to an IPO closes.

IPO Net Proceeds means the cash proceeds of the IPO which are received by the Borrower after deducting:

(a)                                 underwriting commission and discounts;

(b)                                 any Tax incurred by the Borrower and required to be paid or reserved for with respect to the IPO; and

(c)                                  any fees, costs and expenses reasonably incurred by the Borrower with respect to the IPO.

IPO Repayment Amount means, at  any time, an amount determined by the Calculation Agent to be equal to the lesser of:

(a)                                 the outstanding amount of the Loan at that time; and

(b)                                 the greater of:

(i)                                     50 per cent. of the IPO Net Proceeds (as certified by the Borrower to the Calculation Agent in accordance with paragraph (b) of Clause 7.3 (IPO)); and

(ii)                                  US$200,000,000.

Keepwell Deed means the keepwell deed dated on or about the date of this Agreement between the Borrower, the Parent and the Facility Agent in relation to the Facility.

Legal Reservations means:

(a)                                 the principle that certain (including equitable) remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, reorganisation, court schemes, administration, moratoria and other laws generally affecting the rights of creditors;

(b)                                 the time barring of claims under applicable statutes of limitation (or equivalent legislation), the possibility that an undertaking to assume liability for or indemnify a person against non payment of stamp duty may be void and defences of acquiescence, set off or counterclaim;

(c)                                  similar principles, rights and defences in respect of the enforceability of a contract, agreement or undertaking under the laws of any relevant jurisdiction; and

(d)                                 any other matters which are set out as qualifications or reservations as to matters of law of general application and which are set out in the legal opinions delivered to the Facility Agent under Clause 4.1 (Initial conditions precedent).

Lender means:

(a)                                 any Original Lender; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 2.2 (Increase) or Clause 21 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

Loan means the loan made or to be made under the Facility or the principal amount outstanding for the time being of the loan.

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction).

Material Adverse Effect means a material adverse effect on:

(a)                                 the business, assets, financial condition or results of operation of the Parent or of the Group (taken as a whole);

(b)                                 the ability of any of the Obligors to perform its payment obligations under the Finance Documents; or

(c)                                  the validity or enforceability of, or the rights or remedies of any Finance Party under, the Finance Documents.

Maturity Date means the date falling 24 Months from the Utilisation Date.

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

NDRC means the National Development and Reform Commission of the PRC.

NDRC Circular means the Notice on Promoting the Reform of Managing the External Debt Issuance by Enterprises with a Record-filing and Registration System (《关于推进企业发行外债备案登记制管理改革的通知》) (Fa Gai Wai Zi [2015] No. 2044) promulgated by the NDRC.

NDRC Post-utilisation Filing means registration of the Facility after the Utilisation Date with the NDRC in accordance with the NDRC Circular and any implementation rule or regulation of the NDRC Circular.

New Business Group means any member of the Group and its Subsidiaries, other than where that member of the Group is:

(a)                                 the Borrower;

(b)                                 any Infront Holding SPV Entity;

(c)                                  any WEH Holding SPV Entity;

(d)                                 any member of the Infront Group; or

(e)                                  any member of the WEH Group.

New Lender has the meaning given to that term in Clause 21 (Changes to the Lenders).

Non-Consenting Lender means any Lender which does not consent to any decision requiring a waiver or amendment or other consent requested in respect of the Facility or any Finance Document, if:

(a)                                 any Obligor, through the Facility Agent, has requested that consent, waiver or amendment in relation to any Finance Document;

(b)                                 the consent, waiver or amendment in question requires the approval of all the Lenders; and

(c)                                  Lenders whose Commitments aggregate more than 80 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 80 per cent. of the Total Commitments immediately prior to the reduction) have agreed to that consent, waiver or amendment.

Non-Responding Lender means any Lender that fails to:

(a)                                 accept or reject a request by or on behalf of any of the Obligors for any waiver, amendment or other consent requested in relation to the Facility within ten Business Days (or, if the Borrower agrees to a longer time period in relation to that request or the Borrower specifies a longer period in that request during which a Lender may respond, on or prior to the expiry of such longer period so agreed or specified by the Borrower) of a written request; or

(b)                                 sign a Transfer Certificate or an Assignment Agreement within two Business Days of complying with all necessary “know your customer” or other similar checks under all applicable laws and regulations required to be performed by such Lender following any request pursuant to paragraph (d) of Clause 7.5 (Replaceable Lender).

Notifiable Debt Purchase Transaction has the meaning given to that term in Clause 23.2 (Disenfranchisement of Parent Affiliates).

Obligors means the Borrower and the Parent, and Obligor means each one of them.

Open Order has the meaning given to that term in Clause 23.1 (Permitted Debt Purchase Transactions).

Open Order Process has the meaning given to that term in Clause 23.1 (Permitted Debt Purchase Transactions).

Original Financial Statements means in relation to the Borrower its audited consolidated financial statements for its financial year ended 31 December 2018.

Parent means Beijing Wanda Culture Industry Group Co. Limited (北京万达文化产业集团有限公司), a company incorporated in the PRC.

Parent Affiliate means the Parent and each of its Affiliates.

Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Participation means, in relation to a person, a transaction where such person:

(a)                                 enters into any sub-participation in respect of; or

(b)                                 enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment (or any commitment represented thereby) or amount outstanding under this Agreement.

Party means a party to this Agreement.

Permitted Acquisition means:

(a)                                 any acquisition or investment which constitutes or is part of a Permitted Disposal or a Permitted Transaction;

(b)                                 any acquisition by the Borrower or any member of a Group of the entirety of the issued share capital of or equity interests in a limited liability company or entity (including by way of formation) which has not traded and has no assets or any liabilities prior to the date of such acquisition;

(c)                                  any acquisition of shares following the conversion of an intra-Group loan into equity other than any loans from the Borrower to any other member of the Group;

(d)                                 any acquisition or investment to which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent; or

(e)                                  any acquisition or investment which is:

(i)                                     with respect to the Infront Group, expressly permitted under the Infront Facility Agreement;

(ii)                                  with respect to the WEH Group, expressly permitted under the WEH Facility Agreement; or

(iii)                               made by the Borrower, any WEH Unrestricted Subsidiary or any member of a New Business Group, provided that immediately after the completion of such acquisition or investment, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such acquisition or investment is completed is less than 4.8:1 (where the Relevant Period ends before the date falling 12 Month after the Utilisation Date) or 4.25:1 (where the Relevant Period ends on or after the date falling 12 Months after the Utilisation Date) on a pro forma basis.

Permitted Disposal means a Disposal:

(a)                                 of trading stock, inventory or cash in the ordinary course of business of the disposing entity being a member of a New Business Group;

(b)                                 of assets in exchange for, replacement for or investment in other assets (which are of a comparable or superior type, value or quality) which are used in the operation of the business of a New Business Group;

(c)                                  of assets (other than shares, businesses and intellectual property) which are obsolete, redundant or no longer required for the business or operations of a New Business Group for cash;

(d)                                 of cash which is not specifically prohibited by the terms of the Finance Documents;

(e)                                  arising as a result of any Permitted Security, or which constitutes, is part of, or is made under or is necessary to implement, a Permitted Transaction, Permitted Payment, Permitted Financial Indebtedness or is otherwise expressly permitted in a Finance Document;

(f)                                   constituting a licence, lease, sub-licence or sub-lease of real property or a licence of intellectual property, in each case between members of the Group or in the ordinary course of business of a New Business Group;

(g)                                  of rights relating to hedging transactions, constituted by any termination or close out of such hedging transaction, where such hedging transaction entered into by a member of a New Business Group for the purpose of:

(i)                                     hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(ii)                                  its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only; or

(iii)                               any other hedging transaction to which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent,

excluding, in each case, any Disposal under a credit support arrangement in relation to a hedging transaction;

(h)                                 where the net sale proceeds of the Disposal are applied towards mandatory prepayment of the Facility under Clause 7.2 (Change of control) as a result of a Disposal described under paragraph (a) of the definition of “Change of Control Event” occurring;

(i)                                     any disposal of an intra-Group loan (other than a loan from the Borrower to another member of the Group) as a result of the conversion of such intra-Group loan into equity pursuant to paragraph (c) of the definition of “Permitted Acquisition”.

(j)                                    to which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent; or

(k)                                 which is:

(i)                                     with respect to the Infront Group, expressly permitted under the Infront Facility Agreement;

(ii)                                  with respect to the WEH Group, expressly permitted under the WEH Facility Agreement; or

(iii)                               made by the Borrower, any WEH Unrestricted Subsidiary or any member of a New Business Group, provided that immediately after the completion of such Disposal, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such Disposal is completed is less than 4.8:1 (where the Relevant Period ends before the date falling 12 Month after the Utilisation Date) or 4.25:1 (where the Relevant Period ends on or after the date falling 12 Months after the Utilisation Date) on a pro forma basis.

Permitted Financial Indebtedness means Financial Indebtedness:

(a)                                 arising under any of the Finance Documents;

(b)                                 which constitutes:

(i)                                     the Subordinated Receivable; or

(ii)                                  any other shareholder loan advanced from time to time by the Subordinated Creditor and which is subordinated to the Facility on the terms set out in the Subordination Deed;

(c)                                  constituting, or that is part of or made or incurred under, a Permitted Guarantee, a Permitted Payment under paragraph (a) of its definition or a Permitted Transaction;

(d)                                 any Financial Indebtedness incurred to refinance in full all outstanding amounts under the Finance Documents;

(e)                                  which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent; or

(f)                                   which is:

(i)                                     with respect to the Infront Group, expressly permitted under the Infront Facility Agreement;

(ii)                                  with respect to the WEH Group, expressly permitted under the WEH Facility Agreement;

(iii)                               incurred by any member of the Infront Group or any member of the WEH Group; or

(iv)                              on or after the occurrence of a Qualifying IPO, incurred by any member of a New Business Group,

provided that, in each case under sub-paragraphs (i) to (iv) above, immediately after the incurrence of such Financial Indebtedness, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such Financial Indebtedness is incurred is less than 4.8:1 (where the Relevant Period ends before the date falling 12 Month after the Utilisation Date) or 4.25:1 (where the Relevant Period ends on or after the date falling 12 Months after the Utilisation Date) on a pro forma basis.

Permitted Guarantee means:

(a)                                 any guarantee or indemnity under the Finance Documents;

(b)                                 any guarantee or indemnity granted by the Borrower, an Infront Holding SPV Entity, a WEH Holding SPV Entity or a member of a New Business Group to a financial institution on that financial institution’s standard terms and conditions (or better) or under applicable law in respect of accounts and services;

(c)                                  any guarantee granted by the Borrower, an Infront Holding SPV Entity, a WEH Holding SPV Entity or a member of a New Business Group as required by a court, tribunal, arbitral body or agency in connection with arbitration and other legal proceedings not otherwise being an Event of Default;

(d)                                 any indemnity given by the Borrower or a member of a New Business Group, in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which indemnity is in a customary form and subject to customary limitations;

(e)                                  any guarantee given by the Borrower, an Infront Holding SPV Entity, a WEH Holding SPV Entity or a member of a New Business Group to a landlord in the ordinary course of business and any guarantee or counter indemnity in favour of a financial institution which has guaranteed rent obligations of such person in respect of real property in the ordinary course of business for such person;

(f)                                   any customary guarantee or indemnity given by the Borrower, an Infront Holding SPV Entity, a WEH Holding SPV Entity or a member of a New Business Group in a mandate, engagement or commitment letter in favour of a professional adviser, banker, consultant or service provider;

(g)                                  any customary indemnity given by the Borrower, an Infront Holding SPV Entity, a WEH Holding SPV Entity or a member of a New Business Group in favour of a director or officer of that member of the Group in connection with the performance of his or her duties as such;

(h)                                 any guarantee to which the Facility Agent (on the instructions of the Majority Lenders) has given prior written consent; or

(i)                                     any guarantee which is:

(i)                                     with respect to the Infront Group, expressly permitted under the Infront Facility Agreement (other than a guarantee of Borrowings);

(ii)                                  with respect to the WEH Group, expressly permitted under the WEH Facility Agreement (other than a guarantee of Borrowings);

(iii)                               given by any member of the Infront Group or any member of the WEH Group; or

(iv)                              on or after the occurrence of a Qualifying IPO, given by any member of a New Business Group,

provided that, in each case under sub-paragraphs (i) to (iv) above, immediately after the giving of such guarantee, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such guarantee is given is less than 4.8:1 (where the Relevant Period ends before the date falling 12 Month after the Utilisation Date) or 4.25:1 (where the Relevant Period ends on or after the date falling 12 Months after the Utilisation Date) on a pro forma basis.

Permitted Payment means:

(a)                                 a  Restricted Payment made by a member of the Group to any other member of the Group;

(b)                                 the payment in whole or in part of the Subordinated Receivable under paragraph (e) of the definition of “Permitted Reorganisation” using the proceeds of the Loan provided that the payment is made when no Default is continuing or would occur immediately after the making of the payment;

(c)                                  any loan or credit constituted by any cash credit balance at a bank or other financial institution;

(d)                                 on or after the occurrence of a Qualifying IPO, any trade credit extended in the ordinary course of business and/or any advance payment made in the ordinary course of business of any member of a New Business Group;

(e)                                  any Restricted Payment which is:

(i)                                     with respect to the Infront Group, expressly permitted under the Infront Facility Agreement to be made to any member of the Group; or

(ii)                                  with respect to the WEH Group, expressly permitted under the WEH Facility Agreement to be made to any member of the Group;

(f)                                   any Restricted Payment to which the Facility Agent (on the instructions of the Majority Lenders) has given prior written consent; or

(g)                                  any Restricted Payment where the Restricted Payment is made when no Default is continuing or would occur immediately after the declaration (in the case of a dividend distribution by the Borrower on or after the occurrence of the IPO Date) or making (in any other case) of the Restricted Payment and:

(i)                                     the aggregate amount of the Restricted Payment and all other Restricted Payments made by the Borrower pursuant to this sub-paragraph (i) or sub-paragraph (ii) below (or under the corresponding provisions of the Senior 364-Day Term Loan Facility Agreement) since the Utilisation Date (as defined in the Senior 364-Day Term Loan Facility Agreement) would not exceed 50 per cent. of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the Financial Quarter during which the Utilisation Date (as defined in the Senior 364-Day Term Loan Facility Agreement) occurs to the end of the most recent Financial Quarter (for which financial statements are available) immediately prior to the date such Permitted Payment is made (or, in case such Consolidated Net Income shall be a deficit, minus 100 per cent. of such deficit); or

(ii)                                  immediately after the making of the Restricted Payment, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such Restricted Payment is made is less than 3.5:1 on a pro forma basis.

Permitted Reorganisation means the entry into the following transactions:

(a)                                 the acquisition by the Borrower of approximately 94.30% of the entire issued share capital of Infront from Infront International Holdings AG, in exchange for the Borrower’s issuance of 92,216,208 Class B ordinary shares, representing approximately 100.00% of the then issued share capital of the Borrower, to Infront International Holdings AG;

(b)                                 the acquisition by the Borrower of approximately (i) 5.70% of the entire issued share capital of Infront and (ii) any further shares of Infront from future capital increases out of existing conditional share capital, in each case from, the Subordinated Creditor, its affiliates and/or certain individual shareholders, in exchange for the Borrower’s issuance of 5,878,399 Class B ordinary shares, representing approximately 3.47% of the then issued share capital of the Borrower, to the Subordinated Creditor;

(c)                                  Wanda Sports Co., Ltd. and its shareholders entering into variable interest entity contracts with Infront Sports Media (China) Co., Ltd. for consolidation of Wanda Sports Co., Ltd. into the Borrower, in exchange for the Borrower’s issuance of 32,346,028 Class B ordinary shares, representing approximately 19.10% of the then issued share capital of the Borrower, to the Subordinated Creditor;

(d)                                 the acquisition by the Borrower of the entire issued share capital of Wanda Sports Holdings (USA) Inc. from the Subordinated Creditor in exchange for (i) the Borrower’s issuance of 38,890,537 Class B ordinary shares, representing approximately 22.97% of the then issued share capital of the Borrower, to the Subordinated Creditor and (ii) the Subordinated Receivable;

(e)                                  the payment of the Subordinated Receivable; and

(f)                                   the transfer of an aggregate of approximately 13.21% of the then issued share capital of the Borrower by the Subordinated Creditor to the co-investors in exchange for all shares of Wanda Sports & Media Co. Limited held by such co-investors, representing an aggregate of approximately 24.61% of the entire issued share capital of Wanda Sports & Media Co. Limited.

Permitted Security means:

(a)                                 any Security or Quasi-Security arising by operation of law and in the ordinary course of trading and not arising as a result of any default or omission by any member of the Group;

(b)                                 any Security or Quasi-Security granted to a financial institution on that financial institution’s standard terms and conditions (or better) or under applicable law in respect of accounts and services;

(c)                                  on or after the occurrence of a Qualifying IPO, any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of a New Business Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of a New Business Group;

(d)                                 any Security or Quasi-Security which constitutes a Permitted Disposal;

(e)                                  any netting or set-off arrangement entered into by the Borrower in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(f)                                   any set-off arrangements under Permitted Financial Indebtedness;

(g)                                  any Security or Quasi-Security arising or constituted under a Finance Document;

(h)                                 any Security over any rental deposits in respect of any property leased or licensed by the Borrower or any other member of the Group to secure rental payment obligations;

(i)                                     on or after the occurrence of a Qualifying IPO, any Security over documents of title and goods, rights relating to those goods and ancillary assets (including insurance relating to such goods) granted by any member of a New Business Group as part of a documentary credit transaction;

(j)                                    any Security or Quasi-Security over cash paid into an escrow or similar account in connection with a Permitted Disposal or a Permitted Acquisition including those in favour of any tax, customs or bonding authorities;

(k)                                 on or after the occurrence of a Qualifying IPO, any cash collateral provided in respect of letters of credit or bank guarantees to the issuer of those letters of credit or bank guarantees (where such letters of credit or bank guarantees are issued for the benefit of any member of a New Business Group);

(l)                                     deposits to secure the performance of bids, trade contracts, governmental contracts and leases (in each case other than Financial Indebtedness), statutory obligations, surety, stays, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) of the Borrower or any member of a New Business Group incurred in the ordinary course of business of that New Business Group;

(m)                             any Security or Quasi-Security to which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent; or

(n)                                 any Security or Quasi-Security which is:

(i)                                     with respect to the Infront Group, expressly permitted under the Infront Facility Agreement;

(ii)                                  with respect to the WEH Group, expressly permitted under the WEH Facility Agreement; or

(iii)                               granted by:

(A)                               the Borrower, an Infront Holding SPV Entity, a WEH Holding SPV Entity or a member of a New Business Group with respect to such Security or Quasi-Security which arises out of judgments or awards and/or the rules of any applicable court in respect of any litigation involving such persons;

(B)                               any member of the Infront Group or any member of the WEH Group; or

(C)                               on or after the occurrence of a Qualifying IPO, any member of a New Business Group,

provided that, in each case under sub-paragraphs (A) to (C) above, immediately after the incurrence of Financial Indebtedness which is secured by such Security or Quasi-Security, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such Financial Indebtedness is incurred is less than 4.8:1 (where the Relevant Period ends before the date falling 12 Month after the Utilisation Date) or 4.25:1 (where the Relevant Period ends on or after the date falling 12 Months after the Utilisation Date) on a pro forma basis.

Permitted Transaction means:

(a)                                 the Permitted Reorganisation;

(b)                                 all necessary steps required to complete the IPO;

(c)                                  any other transaction to which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent to constitute a Permitted Transaction; or

(d)                                 the solvent liquidation, reorganisation, merger, demerger, amalgamation, consolidation or corporate reconstruction of any member of the Group (other than the Borrower), provided that immediately after the entry into such transaction, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such transaction is entered into is less than 4.8:1 (where the Relevant Period ends before the date falling 12 Month after the Utilisation Date) or 4.25:1 (where the Relevant Period ends on or after the date falling 12 Months after the Utilisation Date) on a pro forma basis.

PRC means the People’s Republic of China, but (solely for the purposes of the Finance Documents) excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

Pro Rata Share means, at any time:

(a)                                 for the purpose of determining a Lender’s participation in the Utilisation, the proportion which its Commitment then bears to the Total Commitments;

(b)                                 for the purpose of determining the sharing of any Equity Upside among the Eligible Lenders in connection with the repayment of any part of the Loan, the proportion which an Eligible Lender’s participation in the Loan that has been repaid (including any participation of that Eligible Lender which has been repaid at any time during the Eligible Period, if applicable) bears to the total amount of the Loan that has been repaid (including any amount of the Loan which has been repaid during the Eligible Period, if applicable); and

(c)                                  for any other purpose:

(i)                                     the proportion which a Lender’s participation in the Loan then bears to all the Loan;

(ii)                                  if there is no Loan then outstanding, the proportion which its Commitments then bear to the Total Commitments; or

(iii)                               if there is no Loan then outstanding and the Total Commitments have been reduced to zero, the proportion which its Commitment bore to the Total Commitments immediately before the reduction, and if the Effective Date has not yet occurred at such time, the Effective Date shall be deemed to have occurred solely for the purpose of determining a Lender’s Pro Rata Share at that time.

Purchase Agent has the meaning given to that term in Clause 23.1 (Permitted Debt Purchase Transactions).

Qualifying IPO means each of the following has occurred:

(a)                                 the IPO has occurred; and

(b)                                 the Loan has been prepaid in accordance with Clause 7.3 (IPO) in an amount equal to not less than the IPO Repayment Amount.

Quarter Date has the meaning given to that term in Clause 18.4 (Financial definitions).

Quasi-Security means:

(a)                                 any arrangement or transaction under which the Borrower or any other member of the Group will sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or reacquired by the Borrower or any other member of the Group;

(b)                                 any arrangement or transaction under which the Borrower or any other member of the Group will sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)                                  any title retention arrangement;

(d)                                 any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

(e)                                  any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising or assuring the payment of Financial Indebtedness or of financing the acquisition of an asset.

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Relevant Period has the meaning given to that term in Clause 18.4 (Financial definitions).

Relevant Stock Exchange means, in respect of an initial public offering by the Borrower of Shares, the Approved Stock Exchange on which the Shares are listed or are to be listed.

Repeating Representations means each of the representations set out in Clause 16 (Representations) other than:

(a)                                 Clause 16.7 (Deduction of Tax);

(b)                                 Clause 16.8 (No filing or stamp taxes);

(c)                                  paragraph (a) of Clause 16.9 (No default);

(d)                                 paragraphs (a) to (d) of Clause 16.10 (No misleading information);

(e)                                  paragraphs (a) and (c) of Clause 16.11 (Financial statements);

(f)                                   Clause 16.12 (Pari passu ranking);

(g)                                  Clause 16.13 (No proceedings); and

(h)                                 Clauses 16.15 (No debt) to 16.22 (Immunity) (other than paragraph (b) of Clause 16.17 (Ownership)).

Replaceable Lender means:

(a)                                 a Defaulting Lender;

(b)                                 an Increased Costs Lender;

(c)                                  an Illegal Lender; or

(d)                                 a Non-Consenting Lender.

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Restricted Payment with respect to any person means:

(a)                                 the declaration or payment of any dividends or any other distributions of any sort in respect of its shares, stock or other equity interests or similar payment to the direct or indirect holders of its shares, stock or other equity interests;

(b)                                 a payment by a person being the creditor in respect of Financial Indebtedness;

(c)                                  the repayment of any Financial Indebtedness (including the Subordinated Receivable) by a person to any of its Affiliates; or

(d)                                 the purchase, call for redemption, redemption or other acquisition or retirement for value by that person of any shares, stock or other equity interests of that person or any of its Subsidiaries;

Sanctions has the meaning given to that term in Clause 16.19 (Sanctions).

SEC means the US Securities and Exchange Commission.

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Senior 364-Day Term Loan Facility Agreement means the US$400,000,000 senior 364-day term loan facility agreement dated on or about the date of this Agreement between the Parties.

Shares means the ordinary shares in the capital of the Borrower and all other shares or stock (if any) of the Borrower from time to time and for the time being ranking pari passu with the ordinary shares.

Solicitation Day has the meaning given to that term in Clause 23.1 (Permitted Debt Purchase Transactions).

Solicitation Process has the meaning given to that term in Clause 23.1 (Permitted Debt Purchase Transactions).

Specified Time means a day or time determined in accordance with Schedule 9 (Timetables).

Subordinated Creditor means Wanda Sports & Media (Hong Kong) Holding Co. Limited 萬達體育傳媒(香港)控股有限公司, a limited liability company incorporated in Hong Kong with company number 2252412.

Subordinated Receivable means the receivable payable by the Borrower to the Subordinated Creditor in the amount of US$400,000,000.

Subordination Deed means the subordination deed dated on or about the date of this Agreement between the Borrower, the Facility Agent and the Subordinated Creditor in relation to the Facility.

Subsidiary means, in relation to any company or corporation, a company or corporation:

(a)                                 which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                 more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)                                  which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

Target Valuation means US$3,576,178,278.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Tax Deduction has the meaning given to such term in Clause 11.1 (Tax definitions).

Test Date has the meaning given to that term in Clause 18.4 (Financial definitions).

Total Commitments means at any time the aggregate of the Commitments.

Total Net Debt has the meaning given to that term in Clause 18.4 (Financial definitions).

Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)                                 the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                 the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

US means the United States of America.

US Exchange Act means the US Securities Exchange Act of 1934.

Utilisation means the utilisation of the Facility.

Utilisation Date means the date of the Utilisation, being the date on which the Loan is to be made.

Utilisation Request means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

Valuation means, on any day on or after the IPO Date, the Borrower’s enterprise value for that day calculated as the sum of the Borrower’s Equity Value and Total Net Debt (deducting any amount outstanding under the Subordinated Receivable as at the latest Quarter Date before that date and excluding paragraph (c) of the definition of “Total Net Debt” and if the day is the IPO Date, paragraph (d) of the definition of “Total Net Debt” takes into account the proceeds of the IPO primary offering on a pro forma basis) as at the latest Quarter Date before that date, where for the purposes of this definition, Equity Value means the offer price per Share of the most recent follow-on offering of Shares conducted by the Borrower, if applicable, or otherwise the offering price per Share for the IPO, multiplied by the total number of Shares on issue as at that day (taking into account the new primary Shares issued at the IPO if the day is the IPO Date) (as certified by the Borrower to the Calculation Agent in accordance with paragraph (a) of Clause 7.6 (Equity Upside).

Voting Participation means a Participation which includes a transfer of any voting rights, directly or indirectly, under, or in relation to, the Finance Documents (including arising as a result of being able to direct the way that another person exercises its voting rights).

Voting Stock means of the Borrower, as of any date, its issued share capital that is at the time entitled to vote in the election of the board of directors of the Borrower.

WEH means World Endurance Holdings, Inc.

WEH Facility Agreement means:

(a)                                 the Existing WEH Facility Agreement, without taking into account any waiver in connection with, or any amendment or supplement to any representations, warranties, undertakings, financial covenants or events of default (howsoever described) which are adverse to the interests of the Lenders; and

(b)                                 any refinancing of the Existing WEH Facility Agreement or any subsequent WEH Facility Agreement (each a Previous WEH Facility Agreement) where:

(i)                                     the proceeds of that refinancing discharge the Financial Indebtedness under the Previous WEH Facility Agreement in full;

(ii)                                  the representations, warranties, undertakings, financial covenants and events of default (howsoever described) or any other provisions associated with them with respect to that refinancing are not any more adverse (or in the case of any refinancing of the Existing WEH Facility Agreement, materially adverse, and which have been certified by a director or chief financial officer of the Borrower as not more materially adverse) to the interests of the Lenders than under the Previous WEH Facility Agreement;

(iii)                               the Financial Indebtedness created as a result of that refinancing satisfies the condition referred to in sub-paragraph (f)(iii) of the definition of “Permitted Financial Indebtedness”); and

(iv)                              no creditor with respect to that refinancing is at any time a member of the Group or an Affiliate of the Borrower.

WEH Group means WEH and its Subsidiaries from time to time.

WEH Holding SPV Entity means any Holding SPV Entity that directly or indirectly owns any member of the WEH Group.

WEH Unrestricted Subsidiary means, at any time, a member of the WEH Group which is designated as an  Unrestricted Subsidiary (as defined in the WEH Facility Agreement) at that time.

1.2                               Construction

(a)                                 Unless a contrary indication appears, any reference in this Agreement to:

(i)                                     any Administrative Party, an Agent, the Arranger, any Finance Party, any Lender, any Obligor or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)                                  assets includes present and future properties, revenues and rights of every description;

(iii)                               control means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise;

(iv)                              a Finance Document or any other agreement or instrument (other than the Existing Infront Facility Agreement or the Existing WEH Facility Agreement) is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)                                 including shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(vi)                              a group of Lenders includes all the Lenders;

(vii)                           indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)                        a Lender’s participation in the Loan or Unpaid Sum includes an amount (in the currency of the Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of the Loan or Unpaid Sum and the Lender’s rights under this Agreement in respect thereof;

(ix)                              a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(x)                                 a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xi)                              a provision of law is a reference to that provision as amended or re-enacted; and

(xii)                           a time of day is a reference to Hong Kong time.

(b)                                 The determination of the extent to which a rate is for a period equal in length to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)                                  Section, Clause and Schedule headings are for ease of reference only.

(d)                                 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)                                  A Default or an Event of Default is continuing if it has not been remedied or waived.

(f)                                   Where this Agreement specifies an amount in a given currency (the specified currency) or its equivalent, the equivalent is a reference to the amount of any other currency which, when converted into the specified currency utilising the Facility Agent’s spot rate of exchange (or, if the Facility Agent does not have an available spot rate of exchange, any publicly available spot rate of exchange selected by the Facility Agent (acting reasonably)) for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

1.3                               Currency symbols and definitions

(a)                                 US$, USD and US dollars denote the lawful currency of the United States of America.

(b)                                 €, EUR and euro denote the single currency of the Participating Member States.

(c)                                  HK$, HKD and HK dollars denote the lawful currency of Hong Kong.

1.4                               Third party rights

Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) to enforce or to enjoy the benefit of any term of this Agreement.

1.5                               Effective Date

(a)                                 Subject to paragraph (b) below but notwithstanding any other provision of this Agreement to the contrary, the provisions of this Agreement shall have no force and effect unless and until the Effective Date occurs.

(b)                                 Paragraph (a) above shall not apply to the following provisions of this Agreement which shall take effect on the date of this Agreement:

(i)                                     Clause 1 (Definitions and Interpretation);

(ii)                                  Clause 2.3 (Finance Parties’ rights and obligations);

(iii)                               Clause 4 (Conditions of Utilisation);

(iv)                              Clause 5 (Utilisation) other than Clause 5.4 (Lenders’ participation);

(v)                                 Clause 21 (Changes to the Lenders);

(vi)                              Clause 22 (Changes to the Borrower);

(vii)                           Clause 23 (Debt Purchase Transactions);

(viii)                        Clause 24 (Role of the Administrative Parties); and

(ix)                              Clauses 28 (Notices) to 36 (Enforcement).

1.6                               Conditions to Effective Date

(a)                                 Subject to paragraph (c) below, the Effective Date shall not be taken to have occurred unless, no later than 15 Business Days before the Maturity Date (as defined in the Senior 364-Day Term Loan Facility Agreement, the Facility Agent has received from the Borrower, in form and substance satisfactory to the Facility Agent (acting on the instructions of all Lenders), either:

(i)                                     evidence that the filing and/or registration requirement of the Facility with the NDRC in accordance with the NDRC Circular and any implementation rule or regulation in connection with the NDRC Circular has been duly completed; or

(ii)                                  evidence that no such filing or registration of the Facility is required.

(b)                                 The Facility Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(c)                                  The Effective Date shall not occur if all amounts outstanding under the Senior 364-Day Term Loan Facility Agreement have been repaid in full prior to the date which would have been the Effective Date but for this paragraph (c).

(d)                                 The Facility Agent shall deliver an Effective Date Notice to the Borrower and the Lenders as soon as reasonably practicable upon the Effective Date occurring.

(e)                                  If the Facility has been filed with the NDRC in accordance with paragraph (a) above, the Borrower undertakes to:

(i)                                     promptly, and in any event within ten Business Days after the Utilisation Date, file or cause to be filed with the NDRC the NDRC Post-utilisation Filing; and

(ii)                                  comply with all applicable PRC laws and regulations in connection with the Facility and promptly provide the Facility Agent with the evidence when the NDRC Post-utilisation Filing has been duly completed.

1.7                               Changes to the Lenders before the Effective Date

Notwithstanding any other provision of this Agreement to the contrary, each Party acknowledges and agrees that if there is any assignment or transfer in full or in part of any Lender’s rights or obligations under the Finance Documents (as defined in the Senior 364-Day Term Loan Facility Agreement) before the Effective Date (including pursuant to clause 21 (Changes to the Lenders) or clause 23 (Debt Purchase Transactions) under the Senior 364-Day Term Loan Facility Agreement), such Lender and the Facility Agent shall (and such Lender shall procure the relevant assignee or transferee shall), at the same time, do all things and sign all documents required to give effect to an assignment or transfer of the same portion of such Lender’s rights or obligations under the Finance Documents.

1.8                               Changes to the Commitments before the Effective Date

Notwithstanding any other provision of this Agreement to the contrary, each Party acknowledges and agrees that to the extent there is any repayment or prepayment of the Loan (as defined in the Senior 364-Day Term Loan Facility Agreement), or cancellation of the whole or any part of, or increase in, any Commitment (as defined in the Senior 364-Day Term Loan Facility Agreement) before the Effective Date, there shall be, at the same time, a corresponding reduction, cancellation or increase in the Commitments of the Lenders under the Facility and each Lender and the Facility Agent agree to do all things and sign all documents required to give effect to such reduction, cancellation or increase.

2.                                      THE FACILITY

2.1                               The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a US dollar senior forward start term loan facility in an aggregate amount equal to the Total Commitments.

2.2                               Increase

(a)                                 The Borrower may by giving not less than five Business Days’ (or such shorter period as the Facility Agent and the Borrower may agree) prior notice to the Facility Agent after the effective date of a cancellation of the Commitment of an Illegal Lender in accordance with Clause 7.1 (Illegality) or Replaceable Lender in accordance with paragraph (a) of Clause 7.5 (Replaceable Lender) (such Commitment so cancelled being the Cancelled Commitment) request that the Total Commitments be increased (and the Commitments under the Facility shall be so increased) by an aggregate amount in US dollars of up to the amount of the Cancelled Commitment as follows:

(i)                                     such increased Commitments under the Facility will be assumed by one or more Lenders or persons (each an Increase Lender) selected by the Borrower each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of such increased Commitments under the Facility which it is to assume (the Assumed Commitment of such Increase Lender), as if it had been an Original Lender;

(ii)                                  each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had that Increase Lender been an Original Lender (with the Assumed Commitment in respect of such Increase Lender, in addition to any other Commitment which such Increase Lender may otherwise have in accordance with this Agreement);

(iii)                               each Increase Lender shall become a Party as a Lender and any Increase Lender (with the Assumed Commitment in respect of such Increase Lender, in addition to any other Commitment which such Increase Lender may otherwise have in accordance with this Agreement) and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iv)                              the Commitments of the other Lenders shall continue in full force and effect; and

(v)                                 such increase in the Commitments under the Facility shall take effect on the later of:

(A)                               the date specified by the Borrower in the notice referred to above; or

(B)                               any later date on which the conditions set out in paragraph (b) below are satisfied in respect of such increase.

(b)                                 An increase in the Commitments under the Facility pursuant to this Clause 2.2 will only be effective on:

(i)                                     the execution by the Facility Agent of an Increase Confirmation from each relevant Increase Lender in respect of such increase which the Facility Agent shall execute as soon as reasonably practicable on request; and

(ii)                                  in relation to an Increase Lender which is not a Lender immediately prior to that increase, each of the Facility Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the applicable Assumed Commitment by that Increase Lender. The Facility Agent shall as soon as reasonably practicable notify the Borrower and that Increase Lender upon being so satisfied.

(c)                                  Each Increase Lender, by executing an Increase Confirmation, confirms that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase in Commitments (to which such Increase Confirmation relates) becomes effective.

(d)                                 The Borrower shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

(e)                                  The Borrower may pay to an Increase Lender a fee in the amount and at the times agreed between the Borrower and that Increase Lender in a Fee Letter.

(f)                                   Clause 21.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)                                     an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase in Commitments;

(ii)                                  the “New Lender” were references to that “Increase Lender”; and

(iii)                               a “re-transfer” and “re-assignment” were references to, respectively, a “transfer” and “assignment”.

2.3                               Finance Parties’ rights and obligations

(a)                                 The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below.  The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to an Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)                                  A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.                                      PURPOSE

3.1                               Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards repayment of the principal amount outstanding under the Senior 364-Day Term Loan Facility Agreement.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

(a)                                 The Borrower may not deliver the Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders).  The Facility Agent shall notify the Borrower and the Lenders as soon as reasonably practicable upon being so satisfied.

(b)                                 Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification.  The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2                               Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                 no Event of Default (as defined in the Senior 364-Day Term Loan Facility Agreement) has occurred in respect of which any step or action has been taken under clause 20.13 (Acceleration) of the Senior 364-Day Term Loan Facility Agreement; and

(b)                                 simultaneously with the making of the Loan, the principal amount outstanding under the Senior 364-Day Term Loan Facility Agreement will be repaid in full.

4.3                               Single Utilisation

The Borrower may deliver only one Utilisation Request in respect of the Loan.

5.                                      UTILISATION

5.1                               Delivery of the Utilisation Request

Subject to the satisfaction of the conditions described in Clause 1.6 (Conditions to Effective Date) and the conditions precedent described in Clause 4 (Conditions of Utilisation), the Borrower may utilise the Facility by delivery to the Facility Agent of the duly completed Utilisation Request not later than the Specified Time (or such other time as the Facility Agent may agree).

5.2                               Completion of the Utilisation Request

(a)                                 The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is the Effective Date; and

(ii)                                  the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).

(b)                                 Only one Loan may be requested in the Utilisation Request.

5.3                               Currency and amount

(a)                                 The currency specified in the Utilisation Request must be US dollars.

(b)                                 The amount of the proposed Loan must be equal to the Total Commitments.

5.4                               Lenders’ participation

(a)                                 If the conditions set out in Clause 4 (Conditions of Utilisation) and Clauses 5.1 (Delivery of the Utilisation Request) to 5.3 (Currency and amount) have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.

(b)                                 The amount of each Lender’s participation in the Loan will be its Pro Rata Share immediately prior to making the Loan.

(c)                                  The Facility Agent shall notify each Lender of the amount of the Loan and the amount of its participation in the Loan by the Specified Time.

5.5                               Cancellation of Commitments

The Commitments which, at that time, are unutilised shall be immediately cancelled at 5 p.m. on the Effective Date.

5.6                               Cashless rollover

Notwithstanding any other provision of this Agreement to the contrary, the aggregate amount of the Loan on the Utilisation Date shall be treated as if applied in or towards repayment of the principal amount outstanding under the Senior 364-Day Term Loan Facility Agreement so that:

(a)                                 each Lender’s participation in the Loan shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation under the Senior 364-Day Term Loan Facility Agreement; and

(b)                                 that Lender will not be required to make a payment under Clause 26.1 (Payments to the Facility Agent) in respect of its participation  in the Loan.

6.                                      REPAYMENT

6.1                               Repayment of the Loan

The Borrower shall repay the Loan in full on the Maturity Date.

6.2                               Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.                                      PREPAYMENT AND CANCELLATION

7.1                               Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan:

(a)                                 that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                                 upon the Facility Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled, provided that the Total Commitments may (at the Borrower’s option) simultaneously with or subsequent to such cancellation be increased in accordance with Clause 2.2 (Increase); and

(c)                                  to the extent that the Lender’s participation in any Loan has not been transferred pursuant to Clause 7.5 (Replaceable Lender), the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participation repaid.

7.2                               Change of control

(a)                                 Upon the occurrence of a Change of Control Event, the Borrower shall promptly notify the Facility Agent (such notification being a CoC Notice).

(b)                                 The Facility Agent shall, as soon as reasonably practicable following its receipt of a CoC Notice, notify the Lenders of the receipt of such CoC Notice and circulate a copy of the same to the Lenders.

(c)                                  If a Change of Control Event occurs or a CoC Notice has been delivered by the Borrower to the Facility Agent, each Lender may by notice to the Borrower (with a copy to the Facility Agent) (a CoC Lender Election Notice) cancel the Commitment of such Lender in accordance with paragraph (iii) below and require such Lender’s participation in the outstanding Utilisation to be prepaid, together with accrued interest thereon and all other amounts (including any Equity Upside) due and payable to such Lender under the Finance Documents on or prior to the date falling ten Business Days after the date of such CoC Lender Election Notice, provided that:

(i)                                     such CoC Lender Election Notice is given to the Borrower no later than the date falling ten Business Days after the date on which the CoC Notice in respect of such Change of Control Event is given by the Borrower to the Facility Agent;

(ii)                                  such CoC Lender Election Notice may be given irrespective of whether a CoC Notice in respect of such Change of Control Event has been given by the Borrower;

(iii)                               if a CoC Lender Election Notice is delivered by a Lender in accordance with the foregoing:

(A)                               notwithstanding Clause 5.4 (Lenders’ participation), such Lender shall not be obliged to make any participation in the Utilisation if the Utilisation Date is after the date of such CoC Lender Election Notice and its Commitment shall be deemed to be zero for the purposes of such Utilisation; and

(B)                               the Commitment of that Lender will be cancelled and reduced to zero upon the date of delivery of such CoC Lender Election Notice.

7.3                               IPO

If an IPO occurs, then:

(a)                                 if the IPO occurs before the Utilisation Date, any undrawn amount of the Total Commitments will be immediately cancelled;

(b)                                 the Borrower must certify to the Calculation Agent the amount of the IPO Net Proceeds within ten Business Days of the IPO Date; and

(c)                                  the Borrower must apply an amount which is not less than the IPO Repayment Amount towards repayment of the Loan no later than the date falling 15 Business Days after the IPO Date.

7.4                               Voluntary prepayment

The Borrower may, if it gives the Facility Agent not less than ten Business Days’ (or such shorter period to coincide with any date for repayment under paragraph (c) of Clause 7.3 (IPO) or otherwise as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$5,000,000).

7.5                               Replaceable Lender

(a)                                 If at any time any Lender is or becomes a Replaceable Lender, then the Borrower may at any time whilst that Lender continues to be a Replaceable Lender, either:

(i)                                     give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the prepayment of that Lender’s participation in the Loan; or

(ii)                                  give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)                                 On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)                                  On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall prepay (or procure the prepayment of) that Lender’s participation in the Loan.

(d)                                 If at any time any Lender is or becomes a Replaceable Lender, then the Borrower may at any time whilst that Lender continues to be a Replaceable Lender, on not less than ten Business Days’ prior notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 21 (Changes to the Lenders) all (and not part only) of its rights and obligations under the Finance Documents to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 21 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest and other amounts (including any Equity Upside) payable in relation thereto under the Finance Documents.

(e)                                  The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)                                     the Borrower shall have no right to replace the Facility Agent;

(ii)                                  neither the Facility Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)                               in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)                              no Lender shall be obliged to execute a Transfer Certificate unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such replacement Lender.

(f)                                   A Lender shall perform the procedures described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has completed those checks.

7.6                               Equity Upside

With respect to each repayment or prepayment of the whole or any part of the Loan occurring on or after the IPO Date or any follow-on offering of Shares conducted by the Borrower:

(a)                                 the Borrower must certify to the Facility Agent and the Calculation Agent the Valuation within ten Business Days of the IPO Date or the date of any follow-on offering of Shares conducted by the Borrower; and

(b)                                 the Borrower must pay to the Facility Agent for the account of the Eligible Lenders (in proportion to their Pro Rata Shares) an Equity Upside no later than the date falling 15 Business Days after the IPO Date or the date of any follow-on offering of Shares conducted by the Borrower.

7.7                               Maximum payment

If the payment of an Equity Upside by the Borrower would be prohibited under any law or regulation, or would render the payment unenforceable or give rise a presumption that it is unenforceable (each an Event), then the Borrower must pay the maximum amount of that Equity Upside which it can pay without causing an Event, and must pay the balance of that Equity Upside into an account of the Borrower designated for this purpose by the Facility Agent and such amount shall be released to the Lenders upon its direction when the Event would cease to occur by this further payment.  Interest will not accrue for the amount held in such account.

7.8                               Restrictions

(a)                                 Any notice of prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment is to be made and the amount of that prepayment.

(b)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and all other amounts accrued and unpaid or outstanding under the Finance Documents including any Equity Upside, but without any other premium or penalty.

(c)                                  The Borrower may not reborrow any part of the Facility which is prepaid.

(d)                                 The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

(e)                                  Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)                                   If the Facility Agent receives a notice under this Clause 7 it shall as soon as reasonably practicable forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(g)                                  If all or part of any Lender’s participation in the Loan is repaid or prepaid an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.9                               Application of prepayments

Any prepayment of the Loan (other than a repayment pursuant to Clause 7.1 (Illegality), Clause 7.2 (Change of control) or Clause 7.5 (Replaceable Lender)) shall be applied in proportion to each Lender’s Pro Rata Share.

8.                                      INTEREST

8.1                               Calculation of interest

The rate of interest on the Loan for each Interest Period is the Interest Rate.

8.2                               Payment of interest

The Borrower shall pay accrued interest on the Loan on each Interest Payment Date.

8.3                               Default interest

(a)                                 If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which is two per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).  Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Facility Agent.

(b)                                 Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

9.                                      INTEREST PERIODS

9.1                               Interest Periods

(a)                                 The Interest Period of the Loan will be six Months.

(b)                                 Each Interest Period for the Loan shall start on the Utilisation Date or (if the Loan has already been made) on the last day of the preceding Interest Period of the Loan.

9.2                               Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.                               FEES

10.1                        Agency fees

The Borrower shall pay to each Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.                               TAX GROSS-UP AND INDEMNITIES

11.1                        Tax definitions

(a)                                 In this Clause 11:

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

Tax Payment means an increased payment made by an Obligor to a Finance Party under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

(b)                                 Unless a contrary indication appears, in this Clause 11 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

11.2                        Tax gross-up

(a)                                 All payments to be made by the Borrower to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless the Borrower is required to make a Tax Deduction, in which case the sum payable by the Borrower (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)                                 The Borrower shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.  Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender.  If the Facility Agent receives such notification from a Lender it shall notify the Borrower.

(c)                                  If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)                                 Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.3                        Tax indemnity

(a)                                 Without prejudice to Clause 11.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within three Business Days of demand of the Facility Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 11.3 shall not apply to:

(i)                                     any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

(ii)                                  any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located;

(iii)                               to the extent a cost, loss or liability is compensated for by an increased payment under Clause 11.2 (Tax gross-up); or

(iv)                              a FATCA Deduction required to be made by a Party.

(b)                                 A Finance Party intending to make a claim under paragraph (a) above shall notify the Facility Agent of the event giving rise to the claim, whereupon the Facility Agent shall notify the Borrower thereof.

(c)                                  A Finance Party shall, on receiving a payment from the Borrower under this Clause 11.3, notify the Facility Agent.

11.4                        Tax credit

If the Borrower makes a Tax Payment and the Finance Party (to which such Tax Payment relates) determines that:

(a)                                 a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)                                 that Finance Party has obtained, utilised and retained that Tax Credit,

then that Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

11.5                        Stamp taxes

The Borrower shall:

(a)                                 pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)                                 within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document (except in the case of any assignment or transfer pursuant to Clause 21 (Changes to the Lenders)).

11.6                        Indirect tax

(a)                                 All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax.  If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)                                 Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

11.7                        FATCA information

(a)                                 Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)                                     confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party; or

(B)                               not a FATCA Exempt Party;

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)                               supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)                                 If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                  Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any fiduciary duty; or

(iii)                               any duty of confidentiality.

(d)                                 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

11.8                        FATCA Deduction

(a)                                 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                                 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

12.                               INCREASED COSTS

12.1                        Increased costs

(a)                                 Subject to Clause 12.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation, in each case, made after the Effective Date.  The terms law and regulation in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax made after the Effective Date.

(b)                                 In this Agreement:

Basel II means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Effective Date (but excluding any amendment arising out of Basel III).

Basel III means:

(i)                                     the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)                                  the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)                               any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

Increased Costs means:

(i)                                     a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in the Loan or Unpaid Sum.

12.2                        Increased cost claims

(a)                                 A Finance Party (other than the Facility Agent) intending to make a claim pursuant to Clause 12.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)                                 Each Finance Party (other than the Facility Agent) shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

12.3                        Exceptions

Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)                                 attributable to a Tax Deduction required by law to be made by an Obligor;

(b)                                 attributable to a FATCA Deduction required to be made by a Party;

(c)                                  compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 11.3 (Tax indemnity) applied);

(d)                                 attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(e)                                  attributable to the implementation or application of or compliance with Basel II or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);

(f)                                   attributable to the implementation or application of or compliance with Basel III or any other law or regulation which implements Basel III, whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates (unless that Increased Cost is incurred as a result of any amendment or change in (i) Basel III or (ii) any other law or regulation which implements Basel III (including in its interpretation, administration or application and whether pursuant to publications of any further guidance or standards referred to in paragraph (iii) of the definition of Basel III or otherwise), which amendment or change is (in each case) made after the date on which the relevant Finance Party became a Party); or

(g)                                  attributable to compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other law or regulation made under, or connected with, that Act (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

13.                               MITIGATION BY THE LENDERS

13.1                        Mitigation

(a)                                 Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 11 (Tax Gross-up and Indemnities) or Clause 12 (Increased Costs), including in relation to any circumstances which arise following the Effective Date, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

13.2                        Limitation of liability

(a)                                 The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 13.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 13.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

13.3                        Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

14.                               OTHER INDEMNITIES

14.1                        Currency indemnity

(a)                                 If any sum due from the Borrower under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)                                     making or filing a claim or proof against the Borrower; or

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2                        Other indemnities

The Borrower shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)                                 the occurrence of any Event of Default;

(b)                                 a failure by an Obligor to pay any amount due under a Finance Document on its due date or in the relevant currency, including any cost, loss or liability arising as a result of Clause 25 (Sharing among the Finance Parties);

(c)                                  funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of its gross negligence or wilful misconduct, as finally judicially determined by a court of competent jurisdiction); or

(d)                                 the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3                        Indemnity to the Agents

The Borrower shall promptly indemnify each Agent against any cost, loss or liability incurred by that Agent (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default;

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)                                  instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

15.                               COSTS AND EXPENSES

15.1                        Amendment costs

If an Obligor requests an amendment, waiver or consent, the Borrower shall, within three Business Days of demand, reimburse each Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by that Agent in responding to, evaluating, negotiating or complying with that request or requirement.

15.2                        Enforcement costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

16.                               REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 16 to each Finance Party.

16.1                        Status

(a)                                 It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It has the power to own its assets and carry on its business as it is being conducted.

16.2                        Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations.

16.3                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                                 any law or regulation applicable to it in any material respect;

(b)                                 its constitutional documents or any of its Subsidiaries’ constitutional documents in any material respect;

(c)                                  the BOC Facility Agreement or any other “Finance Document” (as defined in the BOC Facility Agreement); or

(d)                                 any other agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets which has or is reasonably likely to have a Material Adverse Effect.

16.4                        Power and authority

It has (or will have by the time of execution of the relevant Finance Document) the power to enter into, perform and deliver, and has taken (or will have taken prior to the time of execution) all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

16.5                        Validity and admissibility in evidence

All Authorisations required:

(a)                                 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)                                 to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

(c)                                  for it and its Subsidiaries to carry on their business, and which are material,

have been obtained or effected and are in full force and effect, subject to the Legal Reservations.

16.6                        Governing law and enforcement

(a)                                 Subject to the Legal Reservations, the choice of Hong Kong law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)                                 Subject to the Legal Reservations, any judgment or arbitral award obtained in Hong Kong from any court or arbitral tribunal to whose jurisdiction it submits from time to time in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

16.7                        Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any Tax Deduction from any payment it may make under any Finance Document.

16.8                        No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

16.9                        No default

(a)                                 No Event of Default is continuing or would reasonably be expected to result from the making of the Utilisation.

(b)                                 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

16.10                 No misleading information

Except as disclosed to the Facility Agent in writing prior to the date of this Agreement:

(a)                                 all written factual information (other than information of a general economic nature) contained in, or provided by or on behalf of any Obligor or any Affiliate of any Obligor (or any of their respective advisers and/or representatives) for the purposes of, the Information Package was, taken as a whole, true and accurate in all material respects;

(b)                                 the expressions of opinions and/or intention provided in the Information Package were arrived at after careful consideration and were based on reasonable grounds at the time of being made (provided that nothing in this paragraph (b) shall require any Obligor to review or make any enquiry in relation to matters within the technical or professional expertise of any adviser preparing any report or any other technical expert or professional);

(c)                                  any financial projections or forecasts contained in the Information Package (the Projections) have been prepared on the basis of historical financial information and in good faith on the basis of assumptions believed by the Borrower to be reasonable (as at the time of preparation), it being understood that the Projections are subject to significant uncertainties and contingencies many of which are beyond the control of the Borrower and that no assurances can be given that the Projections will be realised;

(d)                                 no event or circumstance has occurred or arisen and no information has been withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Package (when taken as a whole) being untrue or misleading in any material respect as at its stated date (or, if none, as at the date on which it is provided to the Finance Parties); and

(e)                                  all other written information (including information provided through electronic communications) relating or supplemental to the Information Package supplied by or on behalf of any Obligor or any Affiliate of any Obligor (or any of their respective advisers and/or representatives) to any Finance Party (or any advisers or representatives thereof) is true, accurate and is, taken as a whole, not misleading in any material respect as at the date it was given.

16.11                 Financial statements

(a)                                 Its financial statements most recently supplied to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)                                 Its financial statements most recently supplied to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements) give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition and operations for the period to which they relate, save to the extent expressly disclosed in such financial statements.

(c)                                  There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group) since 30 September 2018.

16.12                 Pari passu ranking

Subject to the Legal Reservations, its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

16.13                 No proceedings

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including any arising from or relating to any Environmental Law) which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

16.14                 No breach of laws

(a)                                 It has not and none of its Subsidiaries have breached any law or regulation (including any Environmental Laws) where such breach has or is reasonably likely to have a Material Adverse Effect.

(b)                                 It has not breached any laws or regulations with respect to market abuse, insider dealing, market manipulation and/or disclosure of interests in or relating to the Shares after an IPO and is not otherwise in possession of any inside information or other material non-public information in relation to it and/or the Shares and has not used any such information in breach of any laws or regulations.

16.15                 No debt

As at the Effective Date and the Utilisation Date (as defined in the Senior 364-Day Term Loan Facility Agreement), neither it nor any of its Subsidiaries had any Financial Indebtedness other than under the Finance Documents, the Existing Infront Facility Agreement or the Existing WEH Facility Agreement or any other Permitted Financial Indebtedness.

16.16                 No Security

As at the Effective Date and the Utilisation Date (as defined in the Senior 364-Day Term Loan Facility Agreement), neither it nor any of its Subsidiaries had created or permitted any Security or Quasi-Security over any of its assets other than in connection with the Existing Infront Facility Agreement or the Existing WEH Facility Agreement or any other Permitted Security.

16.17                 Ownership

(a)                                 As at the Effective Date and the Utilisation Date (as defined in the Senior 364-Day Term Loan Facility Agreement), 100 per cent. (as may be reduced before the Utilisation Date (as defined in the Senior 364-Day Term Loan Facility Agreement) as a result of the share swap with certain co-investors in accordance with the Permitted Reorganisation) of its issued share capital was legally and beneficially, directly or indirectly, owned and controlled by the Parent.

(b)                                 It has a paid up share capital of not less than HK$1,000,000.

16.18                 Group Structure Chart

As at the Utilisation Date (as defined in the Senior 364-Day Term Loan Facility Agreement), the Group Structure Chart delivered to the Facility Agent pursuant to Schedule 2 (Conditions Precedent) was true, complete and accurate in all material respects.

16.19                 Sanctions

(a)                                 None of, any member of the Group, any director, officer or employee of it or any member of the Group, or to its knowledge, any agent, affiliate or representative of it or any member of the Group, is a person that is, or is owned or controlled by a person that is:

(i)                                     the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Hong Kong Monetary Authority or other relevant sanctions authority (collectively, Sanctions), or

(ii)                                  located, organised or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

(b)                                 It has not, directly or indirectly, used the proceeds of the Loan, or lent, contributed or otherwise made available such proceeds to any person:

(i)                                     to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii)                                  in any other manner that will result in a violation of Sanctions by any person (including any person participating in the Loan, whether as underwriter, advisor, lender, investor or otherwise).

(c)                                  For the past five years, neither it nor any member of the Group has knowingly engaged in, is now knowingly engaged in, or will engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was in violation of Sanctions.

(d)                                 It and each member of the Group has instituted and maintained, and will continue to maintain, policies and procedures designed to promote and achieve compliance with Sanctions and with the representation and warranty contained in this Clause 16.19.

16.20                 Anti-money laundering

(a)                                 The operations of it and each member of the Group, and those of its and their directors, officers, employees, and to its knowledge, any of the agents, affiliates or representatives of it or any member of the Group are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of jurisdictions where it conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the Anti-Money Laundering Laws).

(b)                                 No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving it or any member of the Group with respect to the Anti-Money Laundering Laws is pending or, to its best knowledge, threatened.

(c)                                  It and each member of the Group has instituted and maintained, and will continue to maintain, policies and procedures designed to promote and achieve compliance with Anti-Money Laundering Laws and with the representation and warranty contained in this Clause 16.20.

16.21                 Anti-corruption

(a)                                 None of it, any member of the Group, any director, officer or employee of it or any member of the Group, or to its knowledge, any agent, affiliate or representative of it or any member of the Group, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorisation or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organisation, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage.

(b)                                 It and each member of the Group has conducted its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and the applicable anti-corruption statutes of jurisdictions where it conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the Anti-Corruption Laws).

(c)                                  It and each member of the Group has instituted and maintained, and will continue to maintain, policies and procedures designed to promote and achieve compliance with the Anti-Corruption Laws and with the representation and warranty contained in this Clause 16.21.

(d)                                 It has not, directly or indirectly, used the proceeds of the Loan, or lent, contributed or otherwise made available such proceeds to any person for the purpose of financing or facilitating any activity that would violate any Anti-Corruption Laws.

16.22                 Immunity

(a)                                 The entry into by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

(b)                                 It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

16.23                 Repetition

(a)                                 Each representation and warranty set out in Clause 16.1 (Status) to 16.6 (Governing law and enforcement) (other than paragraph (c) of Clause 16.5 (Validity and admissibility in evidence)) and Clause 16.22 (Immunity) is made by the Borrower on the date of this Agreement and is deemed to be made by the Borrower on the date of the Utilisation Request by reference to the facts and circumstances then existing.

(b)                                 Each representation and warranty set out in this Clause 16 (Representations) which is not referred to in paragraph (a) above is made by the Borrower on the Effective Date by reference to the facts and circumstances then existing.

(c)                                  The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the first day of each Interest Period.

17.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 17 remain in force from the Effective Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

17.1                        Financial statements

(a)                                 Prior to the occurrence of the IPO Date, the Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

(i)                                     as soon as the same become available, but in any event within 120 days after the end of each of its Financial Years, its audited consolidated financial statements for that Financial Year; and

(ii)                                  as soon as the same become available, but in any event within 60 days after the end of each Financial Quarter of each of its Financial Years its unaudited consolidated financial statements for that Financial Quarter, or if the Borrower discloses its financial information on a semi-annual basis as required by US securities laws and exchange rules, after the end of each semi-annual period, its unaudited consolidated financial statements for that semi-annual period.

(b)                                 From (and including) the IPO Date, the Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders each financial statement required (or would have been required if the Borrower was subject to the reporting requirements of Section 13(a) or 15(d) of the US Exchange Act) to be submitted by the Borrower as a foreign private issuer to the SEC promptly following the date on which such financial statement is first published on EDGAR or any website maintained by or on behalf of the Borrower (but in any event by no later than five Business Days after the date by which such financial statement is required (or would have been required if the Borrower was subject to the reporting requirements of Section 13(a) or 15(d) of the US Exchange Act) to be published on EDGAR or any website maintained by or on behalf of the Borrower by any applicable law or regulation, the SEC or rules of the Relevant Stock Exchange).

(c)                                  In lieu of delivery of a paper counterpart of any financial statement required to be delivered to the Facility Agent pursuant to this Clause 17.1, to the extent such financial statement has been published on EDGAR and/or on its website, the Borrower may send to the Facility Agent notice that such financial statement is available on EDGAR or its website and delivery of such notice shall satisfy the relevant obligation of the Borrower under this Clause 17.1 to deliver such financial statement; provided, however, that if the Facility Agent is unable to access EDGAR or the Borrower’s website, the Borrower agrees to provide the Facility Agent with paper copies of the relevant financial statement promptly following notice from the Facility Agent.

17.2                        Compliance Certificate

The Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant to Clause 17.1 (Financial statements), a Compliance Certificate, with such Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 18 (Financial Covenants) as at the date as at which those financial statements were drawn up.

17.3                        Requirements as to financial statements

(a)                                 Each set of financial statements delivered pursuant to Clause 17.1 (Financial statements) must give a true and fair view of (in the case of any such financial statements which are audited) or fairly represent (in the case of any such financial statements which are unaudited) the financial condition of the relevant person as at the date as at which those financial statements were drawn up.

(b)                                 The Borrower shall procure that each set of financial statements delivered pursuant to Clause 17.1 (Financial statements) is prepared using GAAP.

17.4                        Group Structure Chart

Following completion of the Permitted Reorganisation, the Borrower must promptly deliver to the Facility Agent an updated Group Structure Chart.

17.5                        Listing

(a)                                 The Borrower must notify the Facility Agent in writing:

(i)                                     promptly upon the passing of any board approval of the Borrower approving the IPO;

(ii)                                  promptly upon the Borrower entering into any arrangement or understanding with any prospective underwriter in connection with the IPO; and

(iii)                               within ten Business Days after the public filing of the registration statement with the SEC under the applicable securities laws and regulations in connection with the IPO.

(b)                                 The Borrower must give prior notification to the Facility Agent of the proposed IPO Date promptly upon such date having been determined.

(c)                                  The Borrower must notify the Facility Agent and the Calculation Agent the IPO price for Shares promptly upon the IPO occurring and the offer price for Shares promptly upon any follow-on offering of Shares occurring.

17.6                        Provision of non-public information

Notwithstanding any other provision of any Finance Document, on and from the IPO Date, the Borrower shall not provide to any Finance Party any material non-public information in relation to it and/or the Shares. If any notice or communication is required to be delivered or made by the Borrower under this Agreement that would include or would itself constitute or material non-public information in relation to it and/or the Shares, the Borrower must:

(a)                                 to the extent possible make such notice or communication without inclusion of the relevant information; and

(b)                                 before the required time by which such notice or communication is required to be delivered, contact the Facility Agent to discuss whether and on what terms such information may be provided (at the determination of the Facility Agent based on counsel’s advice) to the Facility Agent.

17.7                        Information: miscellaneous

The Borrower shall supply to the Facility Agent (in sufficient copies for all the Finance Parties, if the Facility Agent so requests):

(a)                                 prior to the occurrence of the IPO Date, all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

(b)                                 promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group or any Obligor and which might, if adversely determined, have a Material Adverse Effect;

(c)                                  promptly, such further information regarding the financial condition, business and operations of any member of the Group or any Obligor as any Finance Party (through the Facility Agent) may reasonably request; and

(d)                                 promptly, notice of any change in authorised signatories of the Borrower signed by a director or company secretary of the Borrower accompanied by specimen signatures of any new authorised signatories.

17.8                        Notification of default

(a)                                 The Borrower shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)                                 Promptly on request by the Facility Agent, the Borrower must supply to the Facility Agent a certificate, signed by one of its directors on its behalf, certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

17.9                        Use of websites

(a)                                 The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the Designated Website) if:

(i)                                     the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                  both the Borrower and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                               the information is in a format previously agreed between the Borrower and the Facility Agent.

(b)                                 If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Facility Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Borrower shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it, unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(c)                                  The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Facility Agent.

(d)                                 The Borrower shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)                                     the Designated Website cannot be accessed due to technical failure;

(ii)                                  the password specifications for the Designated Website change;

(iii)                               any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                              any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                 the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

(e)                                  If the Borrower notifies the Facility Agent under paragraph (d)(i) or paragraph (d)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form.

(f)                                   Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Borrower shall comply with any such request within ten Business Days.

17.10                 “Know your customer” checks

(a)                                 The Borrower shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for the Facility Agent, such Lender or any prospective new Lender to conduct all “know your customer” and other similar procedures that it is required to conduct.

(b)                                 Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to conduct all “know your customer” and other similar procedures that it is required to conduct.

18.                               FINANCIAL COVENANTS

18.1                        Financial condition

The Borrower shall ensure that, subject to Clause 18.3 (Equity cure), the Adjusted Leverage Ratio on each Test Date in respect of the Relevant Period ending on that Test Date shall not exceed 6.0:1.

18.2                        Financial testing

(a)                                 The Adjusted Leverage Ratio shall be tested by reference to the quarterly (and if applicable, semi-annual) financial statements of the Borrower delivered pursuant to Clause 17.1 (Financial statements) and Compliance Certificates delivered pursuant to Clause 17.2 (Compliance Certificate) in respect of the Relevant Period.

(b)                                 Prior to the delivery of the relevant financial statements for the First Test Date, and for the purpose of calculating the Adjusted Leverage Ratio to determine whether any particular leverage ratio based action is permitted in accordance with the terms of this Agreement, the Adjusted Leverage Ratio shall be calculated by reference to the Original Financial Statements, unless more recent audited consolidated financial statements are available, in which case, that set of financial statement shall be used to calculate the Adjusted Leverage Ratio when determining whether any leverage ratio based action is permitted.

(c)                                  To the extent the Adjusted Leverage Ratio is used as the basis (in whole or part) for determining whether any transaction or activity is permitted or making any determination under any Finance Document (including on a pro forma basis) at any time after a Test Date, Total Net Debt as at such Test Date shall (for the purposes of such determination only) be deemed to have been reduced to take into account any repayment of Financial Indebtedness of any member of the Group made after such Test Date but on or before the date of such determination (as if such repayment were made on such Test Date) and shall be deemed to have been increased to take into account any incurrence or assumption of Financial Indebtedness by any member of the Group after such Test Date but on or before the date of such determination (as if such incurrence or assumption were made on such Test Date), and the Adjusted Leverage Ratio as at such Test Date or for the Relevant Period ending on such Test Date shall, for the purposes of such determination, be determined accordingly.

(d)                                 If any operating lease is, from time to time, required to be treated as a Finance Lease, it shall be treated for the purposes of calculating the Adjusted Leverage Ratio in accordance with GAAP as applied in the preparation of the Original Financial Statements.

(e)                                  For the purpose of calculating the Adjusted Leverage Ratio, no item shall be included or excluded or otherwise taken into account more than once in any calculation.

(f)                                   For the purposes of calculating the Adjusted Leverage Ratio in respect of any period, where an amount is not denominated in euro, that amount shall be converted into euro consistent with the exchange rate methodology applied in the financial statements delivered pursuant to Clause 17.1 (Financial statements) and if hedging has been entered into, then:

(i)                                     (in the case of balance sheet items or items required to be determined as at the last day of such period) at the exchange rate(s) as used in respect of such balance sheet item or items in the preparation of the applicable financial statements (relevant to the period ending on the last day of such first mentioned period) or, to the extent that the applicable member of the Group has entered into any hedging to hedge currency exposure in respect of such item or items, at such hedged rate; or

(ii)                                  (in the case of profit and loss account items or items required to be determined over the course of such period) at the exchange rate used in respect of such profit and loss account item or items required to be determined over the course of such period in the preparation of the applicable financial statements (relevant to such period) or, to the extent that the applicable member of the Group has entered into any hedging to hedge currency exposure in respect of such item or items, at such hedged rate.

18.3                        Equity cure

(a)                                 In the event that in respect of a Relevant Period, Clause 18.1 (Financial condition) would not be complied with, the Borrower has a right to effect an equity cure by procuring the injection of cash in an amount sufficient to cure the non-compliance with Clause 18.1 (Financial condition) by an increase of the share capital, increase of capital reserves or granting of shareholder loans that are subordinated (in terms form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders)) to the rights and claims of the Finance Parties under the Finance Documents prior to the date falling ten Business Days after the due date for delivery of the Compliance Certificate that showed non-compliance with Clause 18.1 (Financial condition).

(b)                                 Within ten Business Days after the completion of the injection, the Borrower shall deliver to Facility Agent a revised Compliance Certificate and revised unaudited consolidated financial statements (as at the date of the most recent Financial Quarter but taking into account the equity cure measures as if they had been effected on that date) showing that the non-compliance with Clause 18.1 (Financial condition) has been cured.

(c)                                  The right to exercise such equity cure right shall not be exercised more than three times during the term of this Agreement.  Each exercise of the equivalent equity cure right under the Senior 364-Day Term Loan Facility Agreement shall reduce by one time the maximum number of times the equity cure right may be exercised under this paragraph (c).

(d)                                 The proceeds from such injection of cash pursuant to paragraph (a) above shall be used to prepay the Loan in an amount sufficient to cure non-compliance with Clause 18.1 (Financial condition) in accordance with Clause 7.4 (Voluntary prepayment).

18.4                        Financial definitions

In this Clause 18:

Adjusted EBITDA means, in relation to a Relevant Period, EBITDA for that Relevant Period adjusted by:

(a)                                 including the operating profit before interest, tax, depreciation, amortisation and impairment charges (calculated on the same basis as EBITDA) of a member of the Group (or attributable to a business or assets) acquired during the Relevant Period for that part of the Relevant Period prior to its becoming a member of the Group or (as the case may be) prior to the acquisition of the business or assets; and

(b)                                 excluding the operating profit before interest, tax, depreciation, amortisation and impairment charges (calculated on the same basis as EBITDA) attributable to any member of the Group (or to any business or assets) disposed of (and ceasing to be a member of the Group) during the Relevant Period for that part of the Relevant Period.

Adjusted Leverage Ratio means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to Adjusted EBITDA in respect of that Relevant Period.

Borrowings means, at any time, the aggregate outstanding principal, capital or nominal amount of any Financial Indebtedness of any member of the Group excluding:

(a)                                 indebtedness owed by one member of the Group to another member of the Group;

(b)                                 all pension related liabilities; and

(c)                                  the included value or amount of any Financial Indebtedness constituting any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account), or the amount of any liability in respect of any guarantee or indemnity for any such Financial Indebtedness.

Cash Equivalent Investments means investments that are short term investments (excluding equity investments) which are readily convertible into cash without incurring any significant premium or penalty.

EBITDA means, in respect of any Relevant Period, the consolidated operating profit of the Group (excluding the results from discontinued operations) (without double counting):

(a)                                 before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments (including arrangement, underwriting, upfront and participation fees, agency fees and similar fees and costs) whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of the Relevant Period;

(b)                                 before deducting any amount of Tax paid, payable or accruing for payment by any member of the Group during that Relevant Period;

(c)                                  not including any accrued interest owing to any member of the Group;

(d)                                 after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period);

(e)                                  after adding back (to the extent otherwise deducted) any non-cash provision, charge, cost or expense in each case related to:

(i)                                     any stock option incentive or management equity plan (including any termination thereof); or

(ii)                                  any share, equity, phantom equity, warrant or option-based compensation of officers, directors or employees of members of the Group accrued during that Relevant Period;

(f)                                   before taking into account any exception, one off, non-recurring or extraordinary items, including those arising on:

(i)                                     any Restructuring Costs;

(ii)                                  disposals, revaluations, write downs or impairment of assets; and

(iii)                               disposals of assets associated with discontinued operations;

(g)                                  before deducting any business acquisition costs;

(h)                                 before taking into account:

(i)                                     any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis); or

(ii)                                  exchange rate gains or losses arising due to the re-translation of balance sheet items;

(i)                                     before taking into account any income, service costs, expenses or charge (including any deemed finance charge) attributable to a pension or post-employment benefit scheme other than the current service costs attributable to that scheme;

(j)                                    before taking into account and without any double counting any gains or losses arising on:

(i)                                     disposals or write downs of non-current assets;

(ii)                                  litigation settlements; or

(iii)                               Debt Purchase Transactions;

(k)                                 before taking into account:

(i)                                     any payments permitted to be paid to the Facility Agent, the Calculation Agent, or any agent or security agent in respect of any other Financial Indebtedness;

(ii)                                  costs of any member of the Group which is a holding company with no operations, business, employees, assets or liabilities other than the holding of shares in and advance of shareholder loans to its Subsidiaries; and

(iii)                               any Permitted Payments,

in each case during that Relevant Period;

(l)                                     after deducting (to the extent otherwise included) any other non-cash gain, and after adding back (to the extent otherwise deducted) any other non-cash expense (provided that, to the extent that any non-cash expense is added back in the calculation of EBITDA for any Relevant Period and such expense becomes a cash expense of a member of the Group or otherwise becomes payable in cash by a member of the Group in any subsequent Relevant Period, such expense shall be deducted in the calculation of EBITDA for such subsequent Relevant Period);

(m)                             after adding back (to the extent otherwise deducted) any expense in relation to amounts paid by any member of the Group in respect of the purchase of shares (or rights in respect of shares) in members of the Group from directors, officers or employees of the Group upon termination of the employment of such employees with the Group;

(n)                                 after adding (to the extent not otherwise included) any amounts that are paid or accrued in favour of any member of the Group during that Relevant Period under any loss of profit, business interruption or equivalent insurance in respect of lost earnings (or its equivalent); and

(o)                                 before taking into account any gain or loss against book value arising on a disposal (other than in the ordinary course of trading) or from an upward or downward revaluation of any other asset, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

Financial Quarter means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

Financial Year means the annual accounting period of the Group ending on or about 31 December in each year.

First Test Date means 31 March 2020.

Quarter Date means each of 31 March, 30 June, 30 September and 31 December.

Relevant Period means each period of 12 months ending on a Test Date (falling on or before the Maturity Date) starting with the First Test Date.

Restructuring Costs means any cost and expense incurred in connection with the restructuring of the activities of an entity (including for the avoidance of doubt, all costs and expenses relating to employee relocation, retraining, redundancy, compliance costs and expenses, closure and make-good costs, refitting, refurbishment and rebranding costs, asset relocation costs not capitalised, consultants’ and recruitment fees, legal fees, compensation to departing management and head-count reduction, signing costs, retention or completion bonuses, asset write-downs, temporary costs associated with transactional services and costs of new personnel, reorganisation and other restructuring or cost-cutting measures, the integration, rationalisation, optimisation, reduction or elimination of product lines, assets or businesses, the consolidation, relocation, or closure of retail, administrative or production locations and other similar items (for the avoidance of doubt, excluding any related capital expenditure), curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), implementation of any enhanced accounting function and creation or reversal of any related provisions) and reversals of any provision for the cost of restructuring, certified by a director or chief financial officer of the person incurring the cost or expense as such.

Test Date means the date ending on the last day of each Financial Quarter.

Total Net Debt means at any time the aggregate amount of all obligations of members of the Group for or in respect of Borrowings at that time:

(a)                                 including current interest-bearing liabilities and non-current interest-bearing liabilities;

(b)                                 excluding any such obligations to any other member of the Group;

(c)                                  deducting any liabilities that may be subordinated to that of the Facility but only to the extent no interest, fees or any other amounts are due or payable to the creditor before the third anniversary of the Utilisation Date (as defined in the Senior 364-Day Term Loan Facility Agreement); and

(d)                                 deducting the aggregate amount of cash and Cash Equivalent Investments held by any member of the Group at such time,

and so that no amount shall be included or excluded more than once.

19.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the Effective Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1                        Authorisations

The Borrower shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required to enable it to perform its obligations under the Finance Documents and (subject to the Legal Reservations) to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

19.2                        Compliance with laws

The Borrower shall comply in all respects with all laws and regulations (including Environmental Laws and those imposed by any Relevant Stock Exchange or any other relevant regulatory bodies) to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

19.3                        Pari passu ranking

The Borrower shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.4                        Negative pledge

Except for any Permitted Security or any Permitted Transaction, the Borrower may not (and shall ensure that no other member of the Group will) create or allow to exist any Security or Quasi-Security on any of its assets.

19.5                        Disposals

Except for any Permitted Disposal, the Borrower may not (and shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

19.6                        Merger

Except for any Permitted Transaction, the Borrower may not (and shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

19.7                        Change of business

The Borrower must ensure that no substantial change is made to the general nature of its business or the business of the Group from that carried on at the date of this Agreement.

19.8                        Acquisitions

Except for any Permitted Acquisition or any Permitted Transaction, the Borrower may not (and shall ensure that no other member of the Group will) acquire any shares or securities or any company, business, undertaking or legal entity (or, in each case, any interest in any of them) or incorporate or establish any company, corporation, undertaking or legal entity or make any investment.

19.9                        Guarantees

Except for a Permitted Guarantee or a Permitted Transaction, the Borrower may not (and shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee, indemnity or other assurance against loss in respect of any obligation of any person.

19.10                 Financial Indebtedness

Except for Permitted Financial Indebtedness or a Permitted Transaction, the Borrower may not (and shall ensure that no other member of the Group will) incur or permit to exist any Financial Indebtedness.

19.11                 Arm’s length basis

(a)                                 Except as permitted under paragraph (b) below, the Borrower may not (and shall ensure that no other member of the Group will) enter into any transaction with any person except on arm’s length terms or more favourable terms to any member of the Group.

(b)                                 Paragraph (a) above does not apply to any transaction between members of the Group.

19.12                 Sanctions, anti-corruption, anti-money laundering

(a)                                 The Borrower may not use any of the funds advanced under the Facility directly or indirectly for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(b)                                 The Borrower must ensure that at all times it and each member of the Group complies with all the requirements under Clause 16.19 (Sanctions), Clause 16.20 (Anti-money laundering) and Clause 16.21 (Anti-corruption).

19.13                 IPO undertakings

The Borrower must:

(a)                                 not make any offering of any of the Shares on any stock exchange other than an initial public offering by the Borrower of its Shares on an Approved Stock Exchange;

(b)                                 promptly after the occurrence of the IPO, ensure that a portion of the IPO Net Proceeds in an amount not less than the IPO Repayment Amount is paid into a bank account of the Borrower held with the Account Bank and available to repay the Loan and other amounts under the Finance Documents in accordance with Clause 7.3 (IPO); and

(c)                                  not, in connection with the IPO, make any disclosure relating to this Facility without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders) with regard to how this Facility is described in the disclosure material.

19.14                 Limitation on Restricted Payment

Except for a Permitted Payment or a Permitted Transaction, the Borrower may not (and shall ensure that no other member of the Group will), directly or indirectly, make a Restricted Payment.

20.                               EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this Clause 20 (other than Clause 20.13 (Acceleration)) is an Event of Default.

20.1                        Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three Business Days of its due date.

20.2                        Specific obligations

An Obligor fails to comply with any of its obligations under:

(a)                                 paragraph (e)(i) of Clause 1.6 (Conditions to Effective Date);

(b)                                 subject to Clause 18.3 (Equity cure), Clause 18 (Financial Covenants); or

(c)                                  clause 5 (Liquidity) of the Keepwell Deed.

20.3                        Other obligations

(a)                                 Any party to a Finance Document other than a Finance Party does not comply with any provision of that Finance Documents (other than those referred to in Clauses 20.1 (Non-payment) and 20.2 (Specific obligations)).

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of the Facility Agent giving notice to the Borrower and the Borrower becoming aware of the failure to comply.

20.4                        Misrepresentation

(a)                                 Any representation or statement made or deemed to be made by any party to a Finance Document other than a Finance Party in the Finance Documents or any other document delivered by or on behalf of such party under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)                                 No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the representation or statement being incorrect or misleading in any material respect are capable of remedy and are remedied within 30 days of the earlier of the Facility Agent giving notice to the Borrower and the Borrower becoming aware of the circumstances giving rise to the representation or statement being incorrect or misleading in any material respect.

20.5                        Cross default

(a)                                 Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)                                 Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                  No Event of Default will occur under this Clause 20.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$15,000,000 (or its equivalent in any other currency or currencies).

20.6                        Insolvency

(a)                                 A member of the Group is or is presumed or deemed (pursuant to applicable law) to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)                                 A moratorium is declared in respect of any indebtedness of any member of the Group.

20.7                        Insolvency proceedings

(a)                                 Any corporate action, legal proceedings or other formal procedure or step is taken in relation to:

(i)                                     the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group (other than a solvent liquidation or reorganisation of any member of the Group);

(ii)                                  a composition or arrangement with any creditor of any member of the Group, or an assignment for the benefit of creditors generally of any member of the Group or a class of such creditors;

(iii)                               the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any member of the Group or any of its assets; or

(iv)                              enforcement of any Security over any assets of any member of the Group,

(v)                                 or any analogous procedure or step is taken in any jurisdiction.

(b)                                 Paragraph (a) above shall not apply to:

(i)                                     any corporate action, legal proceedings or other procedure or step which is frivolous or vexatious, or is being contested in good faith, and (in each case) is discharged, stayed or dismissed within 60 days of commencement; or

(ii)                                  any Permitted Transaction.

20.8                        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of US$15,000,000 (or its equivalent) or more and is not discharged within 30 days.

20.9                        Unlawfulness

(a)                                 Subject to the Legal Reservations, it is or becomes unlawful for any party to a Finance Document other than a Finance Party to perform any of its obligations under the Finance Documents.

(b)                                 Subject to the Legal Reservations, any Finance Document is not effective in accordance with its terms or is alleged by any party to a Finance Document other than a Finance Party to be ineffective in accordance with its terms for any reason.

20.10                 Repudiation

Any Party to a Finance Document other than a Finance Party repudiates in writing a Finance Document or evidences an intention in writing to repudiate a Finance Document.

20.11                 Cessation of business

The Borrower suspends or ceases to carry on:

(a)                                 all or a material part of its business; or

(b)                                 all or a material part of the business of the Group (taken as a whole),

in each case, except as a result of a Permitted Disposal or a Permitted Transaction.

20.12                 Material adverse change

Any event or circumstance, or series of events or circumstances, occurs which has a Material Adverse Effect.

20.13                 Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)                                 cancel all or any part of any Commitment (and reduce such Commitment accordingly), whereupon all or the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly); and/or

(b)                                 declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                  declare that all or part of the Loan be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

21.                               CHANGES TO THE LENDERS

21.1                        Assignments and transfers by the Lenders

Subject to Clause 1.7 (Changes to the Lenders before the Effective Date), this Clause 21 and to Clause 23 (Debt Purchase Transactions), a Lender (the Existing Lender) may:

(a)                                 assign any of its rights under the Finance Documents to; or

(b)                                 transfer by novation any of its rights and obligations under the Finance Documents to; or

(c)                                  enter into a Voting Participation with,

another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

21.2                        Conditions of assignment or transfer

(a)                                 The prior written consent of the Borrower is required for any assignment, transfer or entry into a Voting Participation by a Lender pursuant to this Clause 21 unless:

(i)                                     to a person identified on the Approved Lender List;

(ii)                                  to another Lender or an Affiliate of a Lender or, in the case of a Lender which is a fund, a Related Fund of such Lender; or

(iii)                               made at a time when an Event of Default is continuing,

provided that in the case of sub-paragraphs (i) and (ii) above:

(A)                               the Existing Lender notifies the Borrower prior to the assignment, transfer or entry into a Voting Participation; and

(B)                               no assignment, transfer or entry into a Voting Participation shall be made to a Conflicted Lender, a Defaulting Lender or a Distressed Investor.

(b)                                 The consent of the Borrower to an assignment, transfer or entry into a Voting Participation pursuant to this Clause 21 must not be unreasonably withheld or delayed.  The Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c)                                  A transfer will be effective only if the procedure set out in Clause 21.5 (Procedure for transfer) is complied with.

(d)                                 An assignment will be effective only if the procedure and conditions set out in Clause 21.6 (Procedure for assignment) are complied with.

(e)                                  If:

(i)                                     an Existing Lender assigns or transfers any of its rights or obligations under the Finance Documents to a New Lender or a Lender changes its Facility Office; and

(ii)                                  as a result of circumstances existing at the date such assignment, transfer or change occurs, any Obligor would be obliged to make a payment to such New Lender or such Lender acting through its new Facility Office under any provision of Clause 11 (Tax Gross-up and Indemnities) or Clause 12 (Increased Costs) or any equivalent provision of any other Finance Document, then such New Lender or such Lender acting through its new Facility Office is not entitled to receive any payment under any such provision in excess of the payment which such Obligor would have been required to pay to such Existing Lender or such Lender acting through its previous Facility Office under that Clause if that assignment, transfer or change had not occurred.  This paragraph (e) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(f)                                   If an Existing Lender assigns or transfers any of its rights or obligations under the Finance Documents to a New Lender:

(i)                                     such Existing Lender shall (unless agreed with such New Lender) bear its own fees, costs and expenses in connection with, or resulting from, such assignment or transfer (including any legal fees, taxes, notarial and security registration or perfection fees); and

(ii)                                  none of the Obligors will be required to pay to or for the account of such New Lender, or reimburse or indemnify such New Lender for, any fees, costs, Taxes, expenses, indemnity payments or other payments under a Finance Document (without prejudice to paragraph (e) above, other than any amount payable under any provision of Clause 11 (Tax Gross-up and Indemnities) or Clause 12 (Increased Costs) or any equivalent provision of any other Finance Document) in excess of what that Obligor would have been required to pay to such Existing Lender immediately prior to such transfer or assignment being effected, provided that, notwithstanding the foregoing, in respect of costs, fees and expenses only, the amount thereof payable or reimbursable shall be calculated by reference to the amount of such costs, fees and expenses which such Obligor is able to demonstrate it would have been required to pay to such Existing Lender immediately prior to such transfer or assignment being effected.

(g)                                  Each of the Facility Agent and each Existing Lender shall be entitled to rely on a certificate of the New Lender confirming that the New Lender is not (and would not if it were a Lender be) a Defaulting Lender, a Distressed Investor or a Conflicted Lender unless it has actual knowledge that the New Lender is (or would if it were a Lender be) a Defaulting Lender, a Distressed Investor or a Conflicted Lender, and if (notwithstanding any such certificate from the New Lender) the New Lender is actually a Conflicted Lender, the provisions of Clause 32.4 (Disenfranchisement of Conflicted Lenders and Non-Responding Lenders) shall apply..

21.3                        Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of US$3,500.

21.4                        Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                  the financial condition of any Obligor;

(iii)                               the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 21; or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

21.5                        Procedure for transfer

(a)                                 Subject to the conditions set out in Clause 21.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                 The Facility Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all necessary “know your customer” and other similar procedures that it is required to conduct in relation to the transfer to such New Lender and has received the assignment or transfer fee pursuant to Clause 21.3 (Assignment or transfer fee).

(c)                                  On the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(ii)                                  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                               the Facility Agent, the Calculation Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Calculation Agent, the Arranger, the other Lenders and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                              the New Lender shall become a Party as a “Lender”.

(d)                                 The procedure set out in this Clause 21.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

21.6                        Procedure for assignment

(a)                                 Subject to the conditions set out in Clause 21.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                                 The Facility Agent shall not be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all necessary “know your customer” and other similar procedures that it is required to conduct in relation to the assignment to such New Lender and has received the assignment or transfer fee pursuant to Clause 21.3 (Assignment or transfer fee).

(c)                                  On the Transfer Date:

(i)                                     the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                  the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)                               the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)                                 Lenders may utilise procedures other than those set out in this Clause 21.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 21.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 21.2 (Conditions of assignment or transfer).

(e)                                  The procedure set out in this Clause 21.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

21.7                        Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or Increase Confirmation, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

21.8                        Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

21.9                        Exclusion of Facility Agent’s liability

In relation to any assignment or transfer pursuant to this Clause 21, each Party acknowledges and agrees that the Facility Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

21.10                 Assignments and transfers to Obligor group

A Lender may not assign or transfer to any Obligor or any Affiliate of any Obligor any of such Lender’s rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

22.                               CHANGES TO THE BORROWER

22.1                        Assignments and transfers by the Borrower

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents, except with the prior written consent of all the Lenders.

23.                               DEBT PURCHASE TRANSACTIONS

23.1                        Permitted Debt Purchase Transactions

(a)                                 The Borrower shall not, and shall procure that the Parent and each other member of the Group shall not:

(i)                                     enter into any Debt Purchase Transaction other than in accordance with the other provisions of this Clause 23; or

(ii)                                  beneficially own all or any part of the share capital of a company that is a Lender or a party to a Participation.

(b)                                 The Borrower may purchase by way of assignment or transfer, pursuant to Clause 21 (Changes to the Lenders), a participation in the Loan and any related Commitment where:

(i)                                     such purchase is made for a consideration of less than par;

(ii)                                  such purchase is made using one of the processes set out at paragraphs (c) and (d) below; and

(iii)                               such purchase is made at a time when no Default is continuing.

(c)                                  (i)                                     A Debt Purchase Transaction referred to in paragraph (b) above may be entered into pursuant to a solicitation process (a Solicitation Process) which is carried out as follows.

(ii)                                  Prior to 11:00 a.m. on a given Business Day (the Solicitation Day) the Borrower or a financial institution acting on its behalf (the Purchase Agent) will approach at the same time each Lender which participates in the Facility to enable them to offer to sell to the Borrower an amount of their participation in the Facility. Any Lender wishing to make such an offer shall, by 11:00 a.m. on the fifth Business Day following such Solicitation Day, communicate to the Purchase Agent details of the amount of its participations in the Facility it is offering to sell and the price at which it is offering to sell such participations. Any such offer shall be irrevocable until 11:00 a.m. on the sixth Business Day following such Solicitation Day and shall be capable of acceptance by the Borrower on or before such time by communicating its acceptance in writing to the Purchase Agent or, if it is the Purchase Agent, the relevant Lenders. The Purchase Agent (if someone other than the Borrower) will communicate to the relevant Lenders which offers have been accepted by 12:00 noon on the sixth Business Day following such Solicitation Day. In any event by 5:00 p.m. on the seventh Business Day following such Solicitation Day, the Borrower shall notify the Facility Agent of the amounts of the participations in the Facility purchased from which Lenders through the relevant Solicitation Process and the average price paid for the purchase of participations in the Facility. The Facility Agent shall promptly disclose such information to the Lenders.

(iii)                               Any purchase of participations in the Facility pursuant to a Solicitation Process shall be completed and settled between the Borrower, the Purchase Agent and the relevant Lenders directly on or before the eighth Business Day after the relevant Solicitation Day.

(iv)                              In accepting any offers made pursuant to a Solicitation Process the Borrower shall be free to select which offers and in which amounts it accepts but on the basis that in relation to a participation in the Facility it accepts offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if in respect of participations in the Facility it receives two or more offers at the same price it shall only accept such offers on a pro rata basis.

(d)                                 (i)                                     A Debt Purchase Transaction referred to in paragraph (b) above may also be entered                        into pursuant to an open order process (an Open Order Process) which is carried       out as follows.

(ii)                                  The Borrower may by itself or through another Purchase Agent place an open order (an Open Order) to purchase participations in the Facility up to a set aggregate amount at a set price by notifying at the same time all the Lenders participating in the Facility of the same. Any Lender wishing to sell pursuant to an Open Order will, by 11:00 a.m. on any Business Day following the date on which the Open Order is placed but no earlier than the first Business Day, and no later than the fifth Business Day, following the date on which the Open Order is placed, communicate to the Purchase Agent details of the amount of its participations in the Facility it is offering to sell. Any such offer to sell shall be irrevocable until 11:00 a.m. on the Business Day following the date of such offer from the Lender and shall be capable of acceptance by the Borrower on or before such time by it communicating such acceptance in writing to the relevant Lender.

(iii)                               Any purchase of participations in the Facility pursuant to an Open Order Process shall be completed and settled by the Borrower on or before the fourth Business Day after the date of the relevant offer by a Lender to sell under the relevant Open Order.

(iv)                              If in respect of participations in the Facility the Purchase Agent receives on the same Business Day two or more offers at the set price such that the maximum amount of the Facility to which an Open Order relates would be exceeded, the Borrower shall only accept such offers on a pro rata basis.

(v)                                 The Borrower shall, by 5.00 p.m. on the sixth Business Day following the date on which an Open Order is placed, notify the Facility Agent of the amounts of the participations purchased from which Lenders through such Open Order Process. The Facility Agent shall as soon as reasonably practicable disclose such information to the Lenders.

(e)                                  For the avoidance of doubt, there is no limit on the number of occasions a Solicitation Process or an Open Order Process may be implemented.

(f)                                   In relation to any Debt Purchase Transaction entered into pursuant to this Clause 23, notwithstanding any other term of this Agreement or the other Finance Documents:

(i)                                     on completion of the relevant assignment or transfer (constituting such Debt Purchase Transaction) pursuant to Clause 21 (Changes to the Lenders), the portions of the Loan to which it relates shall be extinguished;

(ii)                                  such Debt Purchase Transaction and the related extinguishment referred to in paragraph (i) above shall not constitute a prepayment of the Facility;

(iii)                               the person which is the assignee or transferee (in respect of such assignment or transfer) shall be deemed to be an entity which fulfils the requirements of Clause 21.1 (Assignments and transfers by the Lenders) to be a New Lender (as defined in such Clause);

(iv)                              the Borrower shall not be deemed to be in breach of any provision of Clause 19 (General Undertakings) or any other provision of any Finance Document solely by reason of such Debt Purchase Transaction;

(v)                                 Clause 25 (Sharing among the Finance Parties) shall not be applicable to the consideration paid under such Debt Purchase Transaction; and

(vi)                              for the avoidance of doubt, any extinguishment of any part of the Loan shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement.

(g)                                  The Facility Agent shall not be obliged to execute a Transfer Certificate with respect to any Debt Purchase Transaction unless it is satisfied that it has completed all necessary “know your customer” and other similar procedures that it is required to conduct in relation to the transfer to such New Lender and has received the assignment or transfer fee pursuant to Clause 21.3 (Assignment or transfer fee).

23.2                        Disenfranchisement of Parent Affiliates

(a)                                 For so long as a Parent Affiliate:

(i)                                     beneficially owns a Commitment; or

(ii)                                  has entered into any Participation relating to a Commitment and such Participation has not been terminated,

in ascertaining:

(A)                               the Majority Lenders; or

(B)                               whether:

I.                                        any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

II.                                   the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero and such Parent Affiliate or the person with whom it has entered into such Participation shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Parent Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)                                 Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Parent Affiliate (a Notifiable Debt Purchase Transaction), such notification to be substantially in the form set out in Part 1 of Schedule 8 (Form of Notice of Notifiable Debt Purchase Transaction).

(c)                                  A Lender shall promptly notify the Facility Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)                                     is terminated; or

(ii)                                  ceases to be with a Parent Affiliate,

such notification to be substantially in the form set out in Part 2 of Schedule 8 (Form of Notice of Termination of Notifiable Debt Purchase Transaction).

(d)                                 Each Parent Affiliate that is a Lender agrees that:

(i)                                     in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility Agent or, unless the Facility Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)                                  in its capacity as Lender, unless the Facility Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Facility Agent or one or more of the Lenders.

23.3                        Parent Affiliates’ notification to other Lenders of Debt Purchase Transactions

Any Parent Affiliate which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5.00 p.m. on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Facility Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Facility Agent shall as soon as reasonably practicable disclose such information to the Lenders.

24.                               ROLE OF THE ADMINISTRATIVE PARTIES

24.1                        Appointment of the Facility Agent

(a)                                 Each of the Arranger and the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each of the Arranger and the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2                        Appointment of the Calculation Agent

(a)                                 Each of the Lenders appoints the Calculation Agent to act as the Calculation Agent under and in connection with the Finance Documents.

(b)                                 Each of the Lenders authorises the Calculation Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Calculation Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.3                        Instructions

(a)                                 Each Agent shall:

(i)                                     unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as that Agent in accordance with any instructions given to it by:

(A)                               all Lenders if the relevant Finance Document stipulates the matter is an all-Lender decision; and

(B)                               in all other cases, the Majority Lenders; and

(ii)                                  not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)                                 Each Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion.  Each Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)                                  Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to an Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)                                 Each Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)                                  In the absence of instructions, each Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)                                   No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

24.4                        Duties of the Agents

(a)                                 Each Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)                                 Subject to paragraph (c) below, each Agent shall promptly forward to a Party the original or a copy of any document which is delivered to that Agent for that Party by any other Party.

(c)                                  Without prejudice to Clause 21.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)                                 The Calculation Agent must copy to the Facility Agent the contents of any notice or document received by it from any Obligor under any Finance Document.

(e)                                  Except where a Finance Document specifically provides otherwise, no Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(f)                                   If an Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(g)                                  If an Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any Administrative Party) under this Agreement, it shall promptly notify the other Finance Parties.

(h)                                 Each Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(i)                                     The Facility Agent shall provide to the Borrower as soon as practicable following a request by the Borrower (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

24.5                        Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

24.6                        No fiduciary duties

(a)                                 Nothing in any Finance Document constitutes any Administrative Party as a trustee or fiduciary of any other person.

(b)                                 No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.7                        Business with the Group

Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or deal in/advise on securities of any party or other business with any member of the Group or any Obligor.

24.8                        Rights and discretions of the Agents

(a)                                 Each Agent may:

(i)                                     rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)                                  assume that:

(A)                               any instructions received by it from the Majority Lenders, any Lender or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)                               unless it has received notice of revocation, those instructions have not been revoked;

(iii)                               rely on a certificate from any person:

(A)                               as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                               to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate; and

(iv)                              rely on any statement made by a director, manager, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                 Each Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                     no Default has occurred; and

(ii)                                  any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised.

(c)                                  Each Agent may engage, and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)                                 Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to that Agent (and so separate from any lawyers instructed by the Lenders) if that Agent in its reasonable opinion deems this to be necessary.

(e)                                  Each Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by that Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)                                   Each Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)                                  The Calculation Agent may perform its duties through an Affiliate acting as its agent, provided that this shall not relieve the Calculation Agent of responsibility for the performance of its duties under this Agreement.  Where an Affiliate does perform the duties of the Calculation Agent, both the Calculation Agent and the Affiliate shall have the rights, benefits and protections granted under this Agreement in respect of the performance by the Calculation Agent of its role as such under this Agreement.

(h)                                 Unless a Finance Document expressly provides otherwise each Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(i)                                     Without prejudice to the generality of paragraph (h) above, the Facility Agent:

(i)                                     may disclose; and

(ii)                                  on the written request of a Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Borrower and to the other Finance Parties.

(j)                                    Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(k)                                 Notwithstanding any provision of any Finance Document to the contrary, no Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

24.9                        Responsibility for documentation

No Administrative Party is responsible or liable for:

(a)                                 the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, an Obligor or any other person given in or in connection with any Finance Document or the Information Package or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)                                  any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.10                 No duty to monitor

No Agent shall be bound to enquire:

(a)                                 whether or not any Default has occurred;

(b)                                 as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)                                  whether any other event specified in any Finance Document has occurred.

24.11                 Exclusion of liability

(a)                                 Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of an Agent), no Agent will be liable for:

(i)                                     any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct, as finally judicially determined by a court of competent jurisdiction;

(ii)                                  exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct, as finally judicially determined by a court of competent jurisdiction; or

(iii)                               without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence or any other category of liability whatsoever but not including any claim based on gross negligence, wilful misconduct or the fraud of that Agent) arising as a result of:

(A)                               any act, event or circumstance not reasonably within its control; or

(B)                               the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)                                 No Party (other than an Agent) may take any proceedings against any officer, employee or agent of that Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of that Agent may rely on this Clause 24.

(c)                                  No Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by that Agent if that Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by that Agent for that purpose.

(d)                                 Nothing in this Agreement shall oblige any Administrative Party to conduct:

(i)                                     any “know your customer” or other procedures in relation to any person; or

(ii)                                  any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to each Administrative Party that it is solely responsible for any such procedures or check it is required to conduct and that it shall not rely on any statement in relation to such procedures or check made by any Administrative Party.

(e)                                  Without prejudice to any provision of any Finance Document excluding or limiting an Agent’s liability, any liability of that Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of that Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss.  In no event shall any Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not that Agent has been advised of the possibility of such loss or damages.

24.12                 Lenders’ indemnity to the Agents

Each Lender shall (in proportion to its Pro Rata Share) indemnify each Agent, within three Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by that Agent (otherwise than by reason of that Agent’s gross negligence or wilful misconduct, or, in the case of any cost, loss or liability resulted from a Disruption Event, notwithstanding the Agent’s gross negligence, negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent, as finally judicially determined by a court of competent jurisdiction) in acting as Agent under the Finance Documents (unless that Agent has been reimbursed by an Obligor pursuant to a Finance Document).

24.13                 Resignation of an Agent

(a)                                 Each Agent may resign and appoint one of its Affiliates acting through an office in Hong Kong as successor by giving notice to the Lenders and the Borrower.

(b)                                 Alternatively, each Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)                                  If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)                                 The retiring Agent shall, at its own cost (except where it is removed pursuant to paragraph (g) below, in which case, at the cost of the Borrower), make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)                                  An Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)                                   Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agents) and this Clause 24 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(g)                                  After consultation with the Borrower, the Majority Lenders may, by notice to an Agent, require it to resign in accordance with paragraph (b) above.  In this event, that Agent shall resign in accordance with paragraph (b) above.

(h)                                 Each Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to that Agent under the Finance Documents:

(i)                                     that Agent fails to respond to a request under Clause 11.7 (FATCA information) and a Lender reasonably believes that Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                  the information supplied by that Agent pursuant to Clause 11.7 (FATCA information) indicates that Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                               that Agent notifies the Borrower and the Lenders that Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if that Agent were a FATCA Exempt Party, and that Lender, by notice to that Agent, requires it to resign.

24.14                 Confidentiality

(a)                                 In acting as agent for the Finance Parties, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of an Agent, it may be treated as confidential to that division or department and that Agent shall not be deemed to have notice of it.

(c)                                  No Agent shall be obliged to disclose to any Finance Party any information supplied to it by the Borrower or any Affiliates of the Borrower on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

24.15                 Relationship with the Lenders

(a)                                 Each Agent may treat the person shown in its records as Lender at the opening of business (in the place of that Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                                     entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                  entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Any Lender may by notice to an Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 28.6 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 28.2 (Addresses) and paragraph (a)(ii) of Clause 28.6 (Electronic communication) and that Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

24.16                 Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of each member of the Group and each Obligor;

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                  whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                 the adequacy, accuracy and/or completeness of the Information Package and any other information provided by an Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

24.17                 Agent’s management time

Any amount payable to an Agent under Clause 14.3 (Indemnity to the Agents), Clause 15 (Costs and Expenses) and Clause 24.12 (Lenders’ indemnity to the Agents) shall include the cost of utilising that Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as that Agent may notify to, and agreed by, the Borrower and the Lenders, and is in addition to any fee paid or payable to that Agent under Clause 10 (Fees).

24.18                 Deduction from amounts payable by the Agents

If any Party owes an amount to an Agent under the Finance Documents that Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which that Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

24.19                 Failure to notify

No failure by the Calculation Agent to make any determination or calculation, or to do any act or thing, including, without limitation, any failure by the Calculation Agent to determine or calculate:

(a)                                 the Equity Upside; or

(b)                                 the IPO Repayment Amount,

shall limit or affect in any way any obligation of the Borrower, or any rights, powers or remedies of the Lenders, under the Finance Documents.

24.20                 Force Majeure

Notwithstanding anything to the contrary in this Agreement or in any other Finance Document, no Agent shall in any event be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of that Agent, including, but not limited to , any existing or future terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any event where, in the reasonable opinion of that Agent, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in that Agent being in breach of any law, rule, regulation, or any decree, order or judgement of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory, stock exchange or self-regulatory organisation to which that Agent is subject.

24.21                 Consequential loss

Notwithstanding any other term or provision of this Agreement to the contrary, no Agent shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever, whether or not foreseeable, or for any loss of business, goodwill, opportunity or profit, whether arising directly or indirectly and whether or not foreseeable, even if that Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause shall survive the termination or expiry of this Agreement or the resignation or removal of that Agent.

25.                               SHARING AMONG THE FINANCE PARTIES

25.1                        Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers (whether by set-off or otherwise) any amount from an Obligor other than in accordance with Clause 26 (Payment Mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)                                 the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)                                 the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 26 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                                  the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 26.6 (Partial payments).

25.2                        Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 26.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

25.3                        Recovering Finance Party’s rights

(a)                                 On a distribution by the Facility Agent under Clause 25.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

(b)                                 If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

25.4                        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                 each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)                                 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

25.5                        Exceptions

(a)                                 This Clause 25 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 25, have a valid and enforceable claim against the relevant Obligor.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                     it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                  that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

26.                               PAYMENT MECHANICS

26.1                        Payments to the Facility Agent

(a)                                 On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account in Hong Kong and with such bank as the Facility Agent, in each case, specifies.

26.2                        Distributions by the Facility Agent

(a)                                 Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 26.3 (Distributions to the Borrower) and Clause 26.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b)                                 The Facility Agent shall distribute payments received by it in relation to all or any part of the Loan to the Lender indicated in the records of the Facility Agent as being so entitled on that date provided that the Facility Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 21 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

26.3                        Distributions to the Borrower

The Facility Agent may (with the consent of the Borrower or in accordance with Clause 27 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4                        Clawback and pre-funding

(a)                                 Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                 Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)                                  If the Facility Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)                                     the Borrower shall on demand refund it to the Facility Agent; and

(ii)                                  the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

26.5                        Impaired Agent

(a)                                 If, at any time, the Facility Agent becomes an Impaired Agent, a Party which is required to make a payment under the Finance Documents to the Facility Agent for the account of any person in accordance with Clause 26.1 (Payments to the Facility Agent) may instead either pay that amount direct to such person or pay that amount to an interest-bearing account held with a bank in relation to which no Insolvency Event has occurred and is continuing, in the name of the Party making that payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties). In each case such payment must be made on the due date for such payment under the Finance Documents.

(b)                                 All interest accrued on the amount standing to the credit of such trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements to such amount.

(c)                                  A Party which has made a payment in accordance with this Clause 26.5 shall be discharged of the relevant obligation to make that payment under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of that trust account.

(d)                                 Promptly upon the appointment of a successor Facility Agent in accordance with Clause 24.13 (Resignation of an Agent), each Paying Party shall (other than to the extent that that Paying Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom that trust account is held to transfer the amount of such payment (together with any accrued interest thereon) to the successor Facility Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 26.2 (Distributions by the Facility Agent).

(e)                                  A Paying Party that has made a payment to a trust account (on account of any amount payable by such Paying Party to a Recipient Party) shall, promptly upon request by that Recipient Party and to the extent:

(i)                                     that it has not given an instruction pursuant to paragraph (d) above (with respect to such trust account); and

(ii)                                  that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom that trust account is held to transfer such amount so paid into and held in such account (together with any accrued interest thereon) to that Recipient Party.

26.6                        Partial payments

(a)                                 If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid amount owing to any Administrative Party under the Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in paragraph (i) above) or commission due but unpaid under the Finance Documents;

(iii)                               thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                              fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

26.7                        No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.8                        Business Days

(a)                                 Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.9                        Currency of account

(a)                                 Subject to paragraphs (b) and (c) below, US dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                                  Any amount expressed to be payable in a currency other than US dollars shall be paid in that other currency.

27.                               SET-OFF

A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.                               NOTICES

28.1                        Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email, fax or letter.

28.2                        Addresses

(a)                                 Except as provided below, the contact details of each Party for any communication to be made or delivered under or in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)                                 The contact details of each Obligor for this purpose are:

Address:                  Floor 9, Mansion B, Wanda Plaza, 93 Jianguo Road, Beijing, PRC

E-mail:                                                        brianliao@wanda.cn

Attention:                                         Mr. Brian Liao

(c)                                  The contact details of the Facility Agent for this purpose are:

China Construction Bank (Asia) Corporation Limited

Address:                                                                                                 20/F, CCB Tower, 3 Connaught Road Central, Central, Hong Kong

Attention:                                                                                         Transaction Banking — Corporate Trust and Loan Agency

Fax:                                                                                                                       +852-3918-6976

Email:                                                                                                            cta_cs@asia.ccb.com

(d)                                 The contact details of the Calculation Agent for this purpose are:

China Construction Bank (Asia) Corporation Limited

Address:                                                                                                 20/F, CCB Tower, 3 Connaught Road Central, Central, Hong Kong

Attention:                                                                                         Transaction Banking — Corporate Trust and Loan Agency

Fax:                                                                                                                       +852-3918-6976

Email:                                                                                                            cta_cs@asia.ccb.com

(e)                                  Any Party may change its contact details by giving at least five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

28.3                        Delivery

(a)                                 Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i)                                     if by way of fax, only when received in legible form; or

(ii)                                  if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

(b)                                 Any communication or document to be made or delivered to an Agent will be effective only when actually received by that Agent and then only if it is expressly marked for the attention of the department or officer identified with that Agent’s signature below (or any substitute department or officer as that Agent shall specify for this purpose).

(c)                                  All notices from or to an Obligor shall be sent through the Facility Agent.

(d)                                 Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5 p.m. in the place of receipt shall be deemed only to become effective on the following day.

28.4                        Notification of address and fax number

Promptly upon changing its address or fax number, the Facility Agent shall notify the other Parties.

28.5                        Communication when Facility Agent is Impaired Agent

If the Facility Agent is an Impaired Agent:

(a)                                 the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly; and

(b)                                 (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.

This provision shall not operate after a replacement Facility Agent has been appointed to replace such Impaired Agent.

28.6                        Electronic communication

(a)                                 Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including by way of posting to a secure website) if those two Parties:

(i)                                     notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)                                  notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)                                 Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)                                  Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to an Agent only if it is addressed in such a manner as that Agent shall specify for this purpose.

(d)                                 Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)                                  Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 28.6.

28.7                        English language

(a)                                 Any notice given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.                               CALCULATIONS AND CERTIFICATES

29.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

29.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Hong Kong interbank market differs, in accordance with that market practice.

29.4                        Personal liability

No director, officer, employee or other individual acting (or purporting to act) on behalf of any Obligor or any Affiliate of any Obligor shall be personally liable for:

(a)                                 any representation, certification or statement made by any Obligor or any Affiliate of any Obligor in any Finance Document; or

(b)                                 any certificate, notice or other document required to be delivered under, or in connection with, any Finance Document (whether or not signed by that person),

where such representation, certification, statement, certificate, notice or other document proves to be incorrect or misleading, unless that individual acted fraudulently or with an intention to mislead, in which case any liability will be determined in accordance with applicable law. Any director, officer, employee or other individual to whom this Clause 29.4 is expressed to apply may, subject to Clause 1.4 (Third party rights), rely on this Clause 29.4 pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap. 623).

30.                               PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents.  No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

32.                               AMENDMENTS AND WAIVERS

32.1                        Required consents

(a)                                 Subject to Clause 32.2 (All-Lender matters) and Clause 32.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the relevant Obligors (who is the signing party to the affected document) and any such amendment or waiver will be binding on all Parties.

(b)                                 The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 32.

32.2                        All-Lender matters

An amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)                                 the definition of “Equity Upside”, “Interest Rate”, “IPO Repayment Amount”, “Majority Lenders”, “Pro Rata Share” in Clause 1.1 (Definitions);

(b)                                 an extension to the date of payment of any amount (including any Equity Upside) under the Finance Documents;

(c)                                  a reduction in the amount of any payment of principal, interest, fees, commission or Equity Upside payable;

(d)                                 an increase in any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(e)                                  any provision which expressly requires the consent of all the Lenders; or

(f)                                   Clause 2.3 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of the Utilisation Request), Clause 7.1 (Illegality), Clause 7.6 (Equity Upside), Clause 7.9 (Application of prepayments), Clause 21 (Changes to the Lenders), Clause 22 (Changes to the Borrower), Clause 25 (Sharing among the Finance Parties), this Clause 32, Clause 35 (Governing Law) or Clause 36.1 (Jurisdiction of Hong Kong courts), shall not be made without the prior consent of all the Lenders.

32.3                        Other exceptions

An amendment or waiver which relates to the rights or obligations of an Agent or the Arranger (each in their capacity as such) may not be effected without the consent of that Agent or the Arranger, as the case may be.

32.4                        Disenfranchisement of Conflicted Lenders and Non-Responding Lenders

In ascertaining the Majority Lenders or whether the agreement of Lender(s) holding any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or the Commitments (in respect of any or all of the Facility) has been obtained to approve any request, the Commitment of any Conflicted Lender and any Non-Responding Lender will be deemed to be zero and its status as a Lender ignored.

32.5                        Voting of Lenders

In respect of Voting Participations only, a Lender may have more than one vote in relation to its share in the Loan or Commitment for the purposes counting towards any decision by that Lender under the Finance Documents and may split its vote in whatever percentages it may choose and may vote each percentage of its votes in different ways.

33.                               CONFIDENTIAL INFORMATION

33.1                        Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 33.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

33.2                        Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                 to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or both Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)                               appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including any person appointed under paragraph (b) of Clause 24.15 (Relationship with the Lenders));

(iv)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                              to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)                           who is a Party; or

(viii)                        with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                               in relation to paragraphs (i), (ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                               in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; or

(C)                               in relation to paragraphs (v) and (vi) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)                                  to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(d)                                 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

33.3                        Entire agreement

This Clause 33 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

33.4                        Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

33.5                        Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)                                 of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 33.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 33.

33.6                        Continuing obligations

The obligations in this Clause 33 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)                                 the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

34.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

35.                               GOVERNING LAW

This Agreement is governed by the laws of Hong Kong.

36.                               ENFORCEMENT

36.1                        Jurisdiction of Hong Kong courts

(a)                                 The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute regarding the existence, validity or termination of this Agreement) (a Dispute).

(b)                                 The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This Clause 36.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

36.2                        Waiver of immunities

The Borrower irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)                                 suit;

(b)                                 jurisdiction of any court;

(c)                                  relief by way of injunction or order for specific performance or recovery of property;

(d)                                 attachment of its assets (whether before or after judgment); and

(e)                                  execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDERS

Name of Original Lender	Commitment

Morgan Stanley Senior Funding, Inc.	US$	400,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

1.                                      Obligors

(a)                                 A copy of the constitutional documents of each Obligor and the Subordinated Creditor.

(b)                                 A copy of a resolution of the board of directors (or in the case of the Parent, a shareholder resolution) of each Obligor and the Subordinated Creditor:

(i)                                     approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                                  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                                  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                                 A certificate from the Borrower (signed by a director) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on it to be exceeded.

(e)                                  A certificate of an authorised signatory of the relevant Obligor or Subordinated Creditor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                      Finance Documents

(a)                                 The following Finance Documents, each duly entered into by the parties to it:

(i)                                     this Agreement;

(ii)                                  the Subordination Deed;

(iii)                               the Keepwell Deed; and

(iv)                              each Fee Letter.

3.                                      Legal opinions

(a)                                 A legal opinion of Allen & Overy, Hong Kong law advisers to the Arranger and addressed to the Finance Parties at the date of that opinion.

(b)                                 A legal opinion of Zhong Lun Law Firm, PRC law advisers to the Arranger and addressed to the Finance Parties at the date of that opinion.

4.                                      Other documents and evidence

(a)                                 A copy of:

(i)                                     the audited consolidated financial statements for the Borrower for its financial year ended 31 December 2018; and

(ii)                                  the audited consolidated financial statements for the Parent for its financial year ended 31 December 2018.

(b)                                 The Group Structure Chart.

(c)                                  Evidence that the Borrower has a paid up share capital of not less than HK$1,000,000.

(d)                                 All requested information and evidence required by the Finance Parties pursuant to its usual “know your customer” or other similar checks as notified to the Borrower not less than two Business Days prior to the Utilisation Date (as defined in the Senior 364-Day Term Loan Facility Agreement).

(e)                                  Evidence that the fees then due from the Borrower pursuant to Clause 10 (Fees) have been paid or will be paid by the Utilisation Date.

(f)                                   An executed copy of the Subordinated Receivable.

SCHEDULE 3

UTILISATION REQUEST

From:               [Borrower]

To:                             [Facility Agent]

Dated:

[Borrower] — Senior Forward Start Term Loan Facility Agreement

dated [         ] (the Agreement)

1.                                      We refer to the Agreement.  This is the Utilisation Request.  Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

2.                                      We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Amount:	US$[ ]

3.                                      We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Facility Agreement is satisfied on the date of this Utilisation Request.

4.                                      The proceeds of the Loan should be used for repayment of the principal amount outstanding under the Senior 364-Day Term Loan Facility Agreement pursuant to Clause 3.1 (Purpose) of the Facility Agreement.

5.                                      This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[name of Borrower]

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:                             [          ] as Facility Agent

From:               [the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender)

Dated:

[the Borrower] — Senior Forward Start Term Loan Facility Agreement

dated [       ] (the Agreement)

1.                                      We refer to Clause 21.5 (Procedure for transfer) of the Agreement.  This is a Transfer Certificate.  Terms used in the Agreement shall have the same meaning in this Transfer Certificate.

2.                                      The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 21.5 (Procedure for transfer) of the Agreement, all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in the Loan under the Agreement as specified in the Schedule.

3.                                      The proposed Transfer Date is [         ].

4.                                      The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of Clause 28.2 (Addresses) of the Agreement are set out in the Schedule.

5.                                      The New Lender expressly acknowledges:

(a)                                 the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 21.4 (Limitation of responsibility of Existing Lenders) of the Agreement; and

(b)                                 that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

6.                                      The New Lender confirms that it is a “New Lender” within the meaning of Clause 21.1 (Assignments and transfers by the Lenders) of the Agreement.

7.                                      The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor and is not a Conflicted Lender, a Defaulting Lender or a Distressed Investor.

8.                                      This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

9.                                      This Transfer Certificate is governed by the laws of Hong Kong.

10.                               This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility office address, email, fax number and attention details for notices and account details for payments]

[the Existing Lender]	[the New Lender]

By:	By:

This Transfer Certificate is executed by the Facility Agent and the Transfer Date is confirmed as [           ].

[the Facility Agent]

By:

Note:                  It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:                             [[Facility Agent] as Facility Agent, [Borrower] as Borrower and [Parent] as Parent]

From:               [the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender)

Dated:           [insert date]

[Borrower] — Senior Forward Start Term Loan Facility Agreement
dated [      ] (the Agreement)

1.                                      We refer to the Agreement.  This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.                                      We refer to Clause 21.6 (Procedure for assignment) of the Agreement:

(a)                                 The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)                                 The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in the Loan under the Agreement specified in the Schedule.

(c)                                  The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.                                      The proposed Transfer Date is [      ].

4.                                      On the Transfer Date, the New Lender becomes Party to the Finance Documents as a Lender.

5.                                      The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 28.2 (Addresses) of the Agreement are set out in the Schedule.

6.                                      The New Lender expressly acknowledges:

(a)                                 the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 21.4 (Limitation of responsibility of Existing Lenders) of the Agreement; and

(b)                                 that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Assignment Agreement or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

7.                                      The New Lender confirms that it is a “New Lender” within the meaning of Clause 21.1 (Assignments and transfers by the Lenders) of the Agreement.

8.                                      The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor and is not a Conflicted Lender, a Defaulting Lender or a Distressed Investor.

9.                                      This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 21.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower) of the Agreement, to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

10.                               This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

11.                               This Assignment Agreement is governed by the laws of Hong Kong.

12.                               This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, email, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [        ].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

By:

Note:                  It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the assignment/release/assumption of obligations contemplated in this Assignment Agreement or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:                             [                                            ] as Facility Agent

From:               Wanda Sports Group Company Limited萬達體育集團有限公司

Dated:

Dear Sirs

[Borrower] —Senior Forward Start Term Loan Facility Agreement
dated [•] (the Facility Agreement)

1.                                      I refer to the Facility Agreement. This is a Compliance Certificate. Terms used in the Facility Agreement shall have the same meaning in this Compliance Certificate.

2.                                      I confirm that: [Insert details of covenants under Clause 18 (Financial Covenants) to be certified including calculations]1

3.                                      I confirm that during the Relevant Period there has been no:

(a)                                 waiver in connection with, or any amendment or supplement to any representations, warranties, undertakings, financial covenants or events of default (howsoever described) under the Infront Facility Agreement or the WEH Facility Agreement which are adverse to the interests of the Lenders; and

(b)                                 refinancing of the Infront Facility Agreement or the WEH Facility Agreement where the representations, warranties, undertakings, financial covenants and events of default (howsoever described) or any other provisions associated with them with respect to that refinancing are more adverse (or in the case of any refinancing of the Existing Infront Facility Agreement (as defined in the definition of “Infront Facility Agreement” or the Existing WEH Facility Agreement (as defined in the definition of “WEH Facility Agreement”), materially adverse) to the interests of the Lenders than under the Previous Infront Facility Agreement (as defined in the definition of “Infront Facility Agreement”) or the Previous WEH Facility Agreement (as defined in the definition of “WEH Facility Agreement”) as applicable, in each case, which has not been disclosed to the Facility Agent in writing.

4.                                      I confirm that no Default is continuing.

Signed:

Director of Wanda Sports Group Company Limited萬達體育集團有限公司

1  To be included for deliveries of financial statements for each Financial Quarter.

SCHEDULE 7

FORM OF INCREASE CONFIRMATION

To:                             [[Facility Agent] as Facility Agent, [Borrower] as Borrower and [Parent]]

From:               [the Increase Lender] (the Increase Lender)

Dated:

[                                            ] — Senior Forward Start Term Loan Facility Agreement

dated [          ] (the Agreement)

1.                                      We refer to the Agreement. This is as an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.                                      We refer to Clause 2.2 (Increase) of the Agreement.

3.                                      The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the Relevant Commitment) as if it was an Original Lender under the Agreement.

4.                                      The proposed date on which such assumption in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [•].

5.                                      On the Increase Date, the Increase Lender becomes party to the Agreement as a Lender, and becomes a Lender for the purposes of each other Finance Document; and

6.                                      The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 28.2 (Addresses) of the Agreement are set out in the Schedule.

7.                                      The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Clause 2.2 (Increase) of the Agreement.

8.                                      The Increase Lender confirms that it is not an Obligor or an Affiliate of an Obligor and is not a Conflicted Lender, a Defaulting Lender or a Distressed Investor.

9.                                      This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on such counterparts were on a single copy of this Increase Confirmation.

10.                               This Increase Confirmation is governed by the laws of Hong Kong and has been entered into on the date stated at the beginning of this Increase Confirmation.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details (including the Facility to which the Relevant Commitment relates)]

[Facility office address, email, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Agreement by the Facility Agent, and the Increase Date is confirmed as [•].

Facility Agent

By:

SCHEDULE 8

FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

PART 1

FORM OF NOTICE OF NOTIFIABLE DEBT PURCHASE TRANSACTION

To:                             [                                            ] as Facility Agent

From:               [The lender]

Dated:

[          ] — Senior Forward Start Term Loan Facility Agreement
dated [  ] (the Agreement)

1.                                      We refer to paragraph (b) of Clause 23.2 (Disenfranchisement of Parent Affiliates) of the Agreement. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.                                      We have entered into a Notifiable Debt Purchase Transaction.

3.                                      The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (US$)
The Facility	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

PART 2

FORM OF NOTICE OF TERMINATION OF NOTIFIABLE DEBT PURCHASE TRANSACTION

To:                             [                                            ] as Facility Agent

From:               [The Lender]

Dated:

[                                            ] — Senior Forward Start Term Loan Facility Agreement
dated [          ] (the Agreement)

1.                                      We refer to paragraph (c) of Clause 23.2 (Disenfranchisement of Parent Affiliates) of the Agreement. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.                                      A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [•] has [terminated]/[ceased to be with a Parent Affiliate].

3.                                      The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (US$)
The Facility	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

SCHEDULE 9

TIMETABLES

Delivery of the duly completed Utilisation Request (Clause 5.1 (Delivery of the Utilisation Request))	10am five Business Days before the proposed Utilisation Date

Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	10am three Business Days before the proposed Utilisation Date

SCHEDULE 10

APPROVED  LENDERS

PART 1

APPROVED LENDERS — BANKS

ABN AMRO

Agricultural Bank of China

Alliance and Leicester

Allianz Bank

Allied Irish Banks (AIB)

AMP

ANZ Bank

Aozora Bank

Appenzeller Kantonalbank

(APPKB)

Austrian Anadi Bank

Axis Bank

Banca IMI (Intesa Sanpaolo

Group)

Banca Nazionale del Lavoro

(BNL)

Banco Bilbao Vizcaya

Argentaria (BBVA)

Banco BPI

Banco de Valencia

Banco Espirito Santo (BES or

BESV)

Banco Gallego

Banco Popolare

Banco Sabadell

Banco Santander

Banesto

Bank Coop (Swiss)

Bank fuer Arbeit und

Wirtschaft (BAWAG)

Bank Linth LLB AG

Bank of America Merrill

Lynch

Bank of China

Bank of Communications

Bank of India

Bank of Ireland

Bank of Montreal (BMO)

Bank of Taiwan

Bank of Tokyo Mitsubishi

(BOTM)

Bank Sinopac

State Bank of India

Bank Vontobel AG

Bankia

Bankinter

Banque AGF

Banque LBLux

Banque Populaire (BRED)

Banque Tarneaud

Barclays Capital (BarCap) /

Barclays Bank

Bayerische Landesbank

(BayernLB) / BayernLB

Group

Belfius (Dexia Banque

Belgique)

Berner Kantonalbank

(BEKB/BCBE)

Bipop Carire

BNP Paribas (BNPP)

BNY Mellon Corporate

Trustee Services Limited

BPCE Groupe (Banque

Populaire / Caisse d’Epargne)

Bremer Landesbank

British Business Bank plc

Caisse D’Epargne

Caisse de Depot et Placement

du Quebec

Caixa Catalunya

Caixa Geral Group

CaixaBank (fka La Caixa)

Caja Madrid

Caja Murcia

Calyon / Credit Agricole

Group

Cathay United Bank

CDC Ixis

Československá obchodní

banka a.s. (ČSOB, part of the

KBC Group)

China Construction Bank

China Development Bank

China Merchants Bank

China Minsheng bank

CIBC

CIC Private Debt

Citic Bank

Citigroup/ Citibank

Comerica

Commerzbank (incl. Dresdner

KW)

Commonwealth Bank of

Australia

Cooperative Bank

Credit du Nord

Credit Industriel et

Commercial (CIC)

Credit Suisse AG

Credit Suisse First Boston

CTBC Bank Co., Ltd.

Danske Bank

DBS

Deka Bank

Depfa Bank / Hypo Public

Finance

Deutsche Apotheker-und

Artzebank eG

Deutsche Bank (incl. EM

Loan Desk)

Deutsche Postbank

Deutsche Sparkassen (all

German and Austrian

Sparkassen)

Deutsche VR Banken (all

German Volksbanken)

Development Bank of

Singapore

Dexia

DnB Nor (De Norske Bank)

Doha Bank

DSK Bank (DSK)

DZ Bank / DZ Group

Erste Bank / Erste Group

E.Sun

European Bank for

Reconstruction and

Development (EBRD)

Export Development Canada

(EDC)

Fifth Third Bank

Focus Bank

Fortis

Friesland Bank

Fubon Bank

Goldman Sachs

Groupe Credit Mutuel (incl.

CIC)

Helaba

HSBC

HSH Nordbank

Huatai Securities

ICICI Bank

Industrial & Commercial Bank

of China (ICBC)

ING Bank / ING Group

Interbanca

Intesa Sanpaolo

Investec

Investkredit

J.P. Morgan / J.P.

MorganChase / Chase

K&H Bank (K&H, part of the

KBC Group)

KB

KBC / KBC Group

KFW

Kommunalkredit Austria

Koomin Bank

Kreditanstalt fuer

Wiederaufbau (KfW)

La Banque Postale

La Caixa

Landesbank Berlin (LBB)

Landesbank Hessen -

Thuringen (Helaba)

Landesbank Rheinland-Pfalz

(LRP)

Landesbank Saar

Landesbank Sachsen

Landsbanki Islands

LCL (Banque et Assurance Le

Credit Lyonnais)

Lloyds Bank plc (incl. Halifax

Bank of Scotland (HBOS))

M.M Warburg

Macquarie

Marfin (IBG)

Medbank

Mediobanca

MeDirect Bank (Malta) plc

Meritz Securities

Mignon Geneve

Migrosbank

Mizuho

Morgan Stanley

National Australia Bank

National City

Natixis

NBAD

Nedbank

NIB Capital / NIBC Bank

N.V.

Nidwaldner Kantonabank

(NWKB)

Nomura

Nordea Bank

Nordic Investment Bank

NordLB

Norinchukin

North Fork (Capital One)

Nova Ljubljanska banka

(NLB, affiliate of KBC)

NRW Bank

Nykredit Realkredit

Oberbank AG

OCBC Bank

Oesterreichische Landesbank

OEVAG (Oesterische

Volksbanken)

Portigon

Raiffeisen Group

Raiffeisen Landesbanken

Raiffeisen Schweiz

Raiffeisen Zentralbank

Österreich (RZB)

Rothschild

Royal Bank of Canada (RBC)

Royal Bank of Scotland (RBS)

Sabanchi Bank

Santander

Scotia Bank

SEB

Shinsei

Shinhan Bank

Siemens Financial Services

Silicon Valley Bank

Societe Generale (SG)

Standard Chartered Bank

State Bank of India

State Street Bank

Siemens Bank GmbH

Sumitomo Mitsui (SMBC)

Sumitomo Trust

Svenska Handelsbanken

Swedbank

Taishin Bank

Toronto Dominion Bank

UBI Banca

UBS

Unicredit Banca d’Impresa

Unicredit Group SpA

Unicredito Banca Mobiliare

Union Bank of India

United Overseas Bank (UOB)

Volksbank / Volksbanken

Group

Wachovia Bank

Wells Fargo

Wells Fargo Bank, National

Association

Westfalen

WestPac

Yuanta Bank

Woori Bank

PART 2

APPROVED LENDERS — FUNDS

3i / Investcorp (incl. Fraser

Sullivan) / Mizuho IM /

Harvest

Aberdeen AM

Accunia

AIB CLO

Alberta Investment

Management Corporation

Alcentra

AllianceBernstein

Alpstar

Amundi

Angelo Gordon (Par funds)

APG

Apollo (par funds)

Arcano

Ares

Arkkan Opportunities Fund

Ltd

Arrowgrass

Australia Super Pty Ltd

AXA

Babson

Bain Capital Credit, L.P.

(Sankaty)

Barings

Bass Capital

Beach Point Capital

Beechbrook

Bentham Asset Management

Berkley AM

BFAM

Black Diamond (incl. GSC)

BlackRock (incl. R3 Capital)

Blackstone / GSO (incl. AIB

CLO, Harbourmaster)

Bluebay

BlueMountain

BNP CLO (incl. Calyon CLO,

RBS CLO, CIFC (incl.

Deerfield, Cypress Tree)

BNP Investment Manager

Bosphorus

Cairn

Camares

Candriam Investors (incl.

Dexia AM)

Capital Four

Capital Source

Carlyle (Par funds incl.

Alpinvest, Claren Road)

Carval

Castle Hill

CDPQ

Challenger Life Company

Chenavari

Cheyne

China Life

CIFC

Citadel

CM-CIC Private Debt

Cohen & Co

Colonial First State

Commonwealth Super

Corporation

CPP

CPPIB

CQS

Crescent Capital / TCW

CSAM

CVC — Cordatus

CVP

Cyrus

DE Shaw

Delff

Deutsche AM / DWS

Deutsche IM

Dignari

Eaton Vance

ECM

ELO

EQT Debt Fund

Etera Mutual

Euler Hermes

European Capital

Farakk

Fidelity

First State Super

Franklin

GIC

GLG (incl. Tisbury Capital)/

Pemba

Global Credit Advisers

GoldenTree

Goldman Sachs SSG

Great Wall AMC

GS PIA

GSAM

Guggenheim

Gulf Central Agency

HANA

Halcyon

Harbourvest

Harvard

Haymarket

FinancialHenderson (incl.

Gartmore)

Henderson

HESTA

HIG Bayside

Highbridge

Highland

Hume Partners

ICG

Idinvest

IFM

Ilmarinen Mutual

Insight Investments

Invesco (incl. Morgan Stanley

IM (MSIM), Van Kampen)

Internationale

Kapitalanlagegesellschaft

mbH for account of GOTH

LOANS

Investec

King Street (CLO)

KKR Credit (CLO)

LEPI

LFPI

Lyxor

M&G Investments (Pru M&G)

Magnetar

Marathon

Masan Stevens

MBK

Metrics Credit Partners

Metlife

Millennium

Mirae AM

Mirae Asset Daewoo

Moore

Muzinich

MV Credit

Napier Park

Natixis CLO

Neuberger Berman

New Amsterdam Capital

NIB CLO

NIBC CLO / North Westerly

NM Rothschild

Northwestern Mutual

Novator

Oak Hill

Oaktree CLO

Och-Ziff

Octagon

Onex

Perpetual

PFA

PGIM (Pramerica)

Pimco

Pine River

Pinebridge (incl. AIG)

Pioneer

Post Advisory

PSAMPark SquarePartners

Group

Putnam

QIC

R3 Capital

Robus Capital

Rothschild / Five Arrows

Managers

Sampo

Sandell Asset Management

SAS Trustee Corporation

Seatown

SCOR SE

Siemens Bank GmbH

Singapore Branch

Siemens Financial Services

Inc.

Soros

Soundpoint Capital

Spire

SSG

State Street

SwanCap

Swiss RET Rowe

Tahan

Threadneedle

Tikehau

Tisbury

Tokyo Star Bank

Tor Investment Management

TPG Credit Management

Trafalgar Asset Managers

UBS O’Connor

Value Partners

Varde

Varma Mutual Pension

Insurance Company

Ver Capital

VFMC

Voya

Waddell & Reed

Wellington

Westbourne

Western Asset Management

Company (WAMCO)

Zurich

SCHEDULE 11

FORM OF EFFECTIVE DATE NOTICE

To:          The Parties to the Agreement

From:               China Construction Bank (Asia) Corporation Limited (中國建設銀行(亞洲)股份有限公司) as Facility Agent

Dated:

[               ] — Senior Forward Start Term Loan Facility Agreement
dated [   ] (the Agreement)

1.                                      We refer to paragraph (d) of Clause 1.6 (Conditions to Effective Date) of the Agreement. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.                                      The Facility Agent hereby confirms that the Effective Date occurred on [insert date].

[Facility Agent]

By:

SIGNATORIES

Borrower

WANDA SPORTS GROUP COMPANY LIMITED萬達體育集團有限公司

/s/ Zhang Lin
By: Zhang Lin

Title: Director

Project Golden Circle – Senior Forward
Start Term Loan Facility Agreement

Original Lender

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Diraj Joseph (Vice President)

Project Golden Circle – Senior Forward
Start Term Loan Facility Agreement

MORGAN STANLEY SENIOR FUNDING, INC.

ADMINISTRATIVE DETAILS

LEGAL NAME (signature block):	Morgan Stanley Senior Funding, Inc.
LEGAL ADDRESS:	1585 Broadway New York, NY 10036
TAX ID NUMBER:	13-3888640

CLOSING CONTACTS (Send all initial funding, closing, and upfront fee notices to):

CONTACTS:	Tripp Williams / Sunny Cui
ADDRESS:	46/F International Commerce Centre, 1 Austin Road West Kowloon, Hong Kong
TELEPHONE:	852 3963 1668 / 852 3963 1913
TELECOPIER:	852 3407 5506
EMAIL ADDRESS:	loanopshk@morganstanley.com

DOCUMENTATION / INTRALINKS / SYNDTRAK AGENCY SITE CONTACTS (Send all credit documents, amendment/waiver requests, financial information, compliance certificates, etc. to each of the following contacts):

CONTACTS:	Tripp Williams / Sunny Cui
ADDRESS:	46/F International Commerce Centre, 1 Austin Road West Kowloon, Hong Kong
TELEPHONE:	852 3963 1668 / 852 3963 1913
TELECOPIER:	852 3407 0407
EMAIL ADDRESS:	loandocshk@morganstanley.com

LOAN ADMINISTRATION CONTACTS (Send all borrowing, paydown, interest, commitment/facility/ lc fee, rollover, rate setting, termination notices, etc. to):

CONTACTS:	Tripp Williams / Sunny Cui
ADDRESS:	46/F International Commerce Centre, 1 Austin Road West Kowloon, Hong Kong
TELEPHONE:	852 3963 1668 / 852 3963 1913
TELECOPIER:	852 3748 0884
EMAIL ADDRESS:	aploanservicing@morganstanley.com

Please call below contacts for Call Back Verification

CONTACTS:	Terence Lean / Sunny Cui
TELEPHONE:	852 2848 1918 / 852 3963 1913

PAYMENT INSTRUCTIONS

USD:	MSSFI USD
TO:	CITIBANK, N.A. (SWIFT CODE: CITIUS33) NEW YORK, NY 10043
VIA:	ABA # 021-000-089
ACCOUNT NAME:	MORGAN STANLEY SENIOR FUNDING, INC.
ACCOUNT NUMBER:	406-99-776
REF:	Deal Name
ATTN:	Loan Servicing

EUR:	MSSFI EUR
TO:	CHASE FF

SWIFT CODE:	CHASDEFX
ACCOUNT NAME:	MORGAN STANLEY SENIOR FUNDING, INC.
ACCOUNT NUMBER:	6111601263
IBAN	DE97501108006111601263
REF	Deal Name
ATTN	Loan Servicing

GBP:	MSSFI GBP
TO:	HSBC BANK PLC
SWIFT CODE:	MIDLGB22
SORT CODE:	40-05-30
ACCOUNT NAME:	MORGAN STANLEY SENIOR FUNDING, INC.
ACCOUNT NUMBER:	377-33-435
IBAN	GB88MIDL40051537733435
REF:	Deal Name
ATTN:	Loan Servicing

AUD:	MSSFI AUD
TO:	CITIBANK, MELBOURNE, AUSTRALIA
SWIFT CODE	CITIAU3X
BSB (BANK STATE BRANCH CODE):	242 000
ACCOUNT NAME:	MORGAN STANLEY SENIOR FUNDING, INC.
ACCOUNT NUMBER:	204098-018
REF:	Deal Name

JPY:	MSSFI JPY
TO:	BANK OF TOKYO MITSUBISHI UFJ LTD
SWIFT CODE:	BOTKJPJT
ACCOUNT NAME:	MORGAN STANLEY SENIOR FUNDING, INC.
ACCOUNT NUMBER:	653-0466050
REF:	Deal Name

HKD:	MSSFI HKD
TO:	STANDARD CHARTERED BANK HONG KONG
SWIFT CODE:	SCBLHKHH
ACCOUNT NAME:	MORGAN STANLEY SENIOR FUNDING, INC.
ACCOUNT NUMBER:	44707801195
REF:	Deal Name

Arranger

MORGAN STANLEY ASIA LIMITED

By:	/s/ Diraj Joseph (Vice President)

Project Golden Circle – Senior Forward
Start Term Loan Facility Agreement

Facility Agent

CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED
中國建設銀行(亞洲)股份有限公司

By:	/s/ Donna Healy

Donna Healy

By:	/s/ Donny Lam

Donny Lam

Project Golden Circle – Senior Forward
Start Term Loan Facility Agreement

Calculation Agent

CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED
中國建設銀行(亞洲)股份有限公司

By:	/s/ Donna Healy

Donna Healy

By:	/s/ Donny Lam

Donny Lam

Project Golden Circle – Senior Forward
Start Term Loan Facility Agreement